UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Soliciting Material Under Rule
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))		Pursuant to § 240.14a-12
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
SURMODICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials:
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SURMODICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of SurModics, Inc. (“SurModics”) will be held on Monday, February 8, 2010, at 4:00 p.m. (Minneapolis time), at the offices of Faegre & Benson LLP located at 90 South Seventh Street, Floor 21, in Minneapolis, Minnesota, for the following purposes:

1. To elect Class II directors;

2. To set the number of directors at nine (9);

3. To ratify the appointment of Deloitte & Touche LLP as SurModics’ independent registered public accounting firm for fiscal year 2010;

4. To approve the SurModics, Inc. 2009 Equity Incentive Plan;

5. To approve certain amendments to the SurModics, Inc. 1999 Employee Stock Purchase Plan; and

6. To consider and act upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on December 7, 2009 are entitled to notice of and to vote at the meeting or any adjournment of the meeting.

Your vote is important. We ask that you complete, sign, date and return the enclosed Proxy in the envelope provided. The prompt return of Proxies will save the Company the expense of further requests for Proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Robert C. Buhrmaster
Chairman of the Board

Eden Prairie, Minnesota
December 23, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Shareholders to Be Held on February 8, 2010

The Proxy Statement for the 2010 Annual Meeting of Shareholders and the annual report to shareholders for the fiscal year ended September 30, 2009 are available at
https://materials.proxyvote.com/868873

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INTRODUCTION
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS
MANAGEMENT SHAREHOLDINGS
DIRECTOR COMPENSATION DURING FISCAL 2009
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
ORGANIZATION AND COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2009
OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END
2009 OPTION EXERCISES AND STOCK VESTED
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal #3)
APPROVAL OF THE SURMODICS, INC. 2009 EQUITY INCENTIVE PLAN (Proposal #4)
SurModics, Inc. 2009 Equity Incentive Plan
APPROVAL OF AN AMENDMENT TO THE SURMODICS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN (Proposal #5)
OTHER BUSINESS
SHAREHOLDER PROPOSALS
ANNUAL REPORT
EXHIBITS TO FORM 10-K
Appendix A
SURMODICS, INC. 2009 EQUITY INCENTIVE PLAN
Appendix B
SURMODICS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN (As Amended and Restated November 30, 2009)
ARTICLE I -- ESTABLISHMENT OF PLAN
ARTICLE II -- PURPOSE
ARTICLE III -- DEFINITIONS
ARTICLE IV -- ADMINISTRATION
ARTICLE V -- PHASES OF THE PLAN
ARTICLE VI -- ELIGIBILITY
ARTICLE VII -- PARTICIPATION
ARTICLE VIII -- PAYMENT: PAYROLL DEDUCTIONS
ARTICLE IX -- OPTIONS
ARTICLE X -- WITHDRAWAL OR DISCONTINUATION OF PAYROLL WITHHOLDINGS
ARTICLE XI -- TERMINATION OF EMPLOYMENT
ARTICLE XII -- STOCK RESERVED FOR OPTIONS
ARTICLE XIII -- ACCOUNTING AND USE OF FUNDS
ARTICLE XIV -- ADJUSTMENT PROVISION
ARTICLE XV -- NONTRANSFERABILITY OF OPTIONS
ARTICLE XVI -- AMENDMENT AND TERMINATION
ARTICLE XVII -- NOTICES

SURMODICS, INC.
Annual Meeting of Shareholders
February 8, 2010

PROXY STATEMENT

INTRODUCTION

Your Proxy is solicited by the Board of Directors of SurModics, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on Monday, February 8, 2010 (the “Annual Meeting”), at the location and for the purposes set forth in the notice of meeting, and at any adjournment or postponement of the meeting.

The cost of soliciting Proxies, including the preparation, assembly and mailing of the Proxies and soliciting material, as well as the cost of forwarding this material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit Proxies personally or by telephone.

Any shareholder giving a Proxy may revoke it at any time prior to its use at the meeting by giving written notice of the revocation to the Secretary of the Company, or by filing a new written Proxy with an officer of the Company. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting. Proxies not revoked will be voted in accordance with the choices specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies that are signed but which lack any such specification will, subject to the following, be voted FOR each director nominee and FOR each of the other proposals identified in this Proxy Statement. If a shareholder abstains from voting as to any matter, it will have the same effect as voting against the proposal. If a broker returns a “non-vote” Proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by the non-vote Proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of that matter.

The mailing address of the principal executive office of the Company is 9924 West 74th Street, Eden Prairie, Minnesota 55344. The Company expects that this Proxy Statement, the related Proxy and notice of meeting will first be mailed to shareholders on or about December 23, 2009.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed December 7, 2009, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on December 7, 2009, 17,471,760 shares of the Company’s common stock were issued and outstanding. Common stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of common stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of common stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS

The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock as of December 7, 2009. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

	Number of Shares		Percent of
Name and Address of Beneficial Owner	Beneficially Owned		Class(1)

Neuberger Berman, LLC	2,038,030	(2)(3)	11.7%
605 Third Avenue New York, New York 10158
William Blair & Company, L.L.C.	1,412,952	(2)(5)	8.1%
222 West Adams Street, 13th floor Chicago, Illinois 60606
Dale R. Olseth	1,333,780	(4)	7.6%
80 S. 8th Street, Ste 4900 Minneapolis, MN 55402
Mairs & Power, Inc.	1,068,607	(2)	6.1%
332 Minnesota Street #W-1420 St. Paul, Minnesota 55101

(1)	In accordance with the requirements of the Securities and Exchange Commission, Percent of Class for a person or entity is calculated based on outstanding shares plus shares deemed beneficially owned by that person or entity by virtue of the right to acquire such shares as of December 7, 2009, or within sixty days of such date.

(2)	Based on a Schedule 13F filing for each such beneficial owner for the quarter ended September 30, 2009.

(3)	Neuberger Berman, LLC exercises defined investment power as to 2,038,030 of the shares reported, and exercises no voting power with respect to 2,038,030 of the shared reported.

(4)	Includes 6,000 shares held in trust for Mr. Olseth’s grandchildren, 5,000 shares held by Mr. Olseth’s wife, and 2,000 shares owned by Mr. Olseth’s son.

(5)	William Blair & Company, L.L.C. exercises no voting power with respect to 124,805 of the shares reported.

MANAGEMENT SHAREHOLDINGS

The following table sets forth the number of shares of common stock beneficially owned as of December 7, 2009, by each executive officer of the Company named in the Summary Compensation table, by each current director of the Company and by all directors and executive officers (including the named executive officers) as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

				Aggregate
				Number of
				Common Shares
	Current		Acquirable	Beneficially	Percent of
Name of Beneficial Owner or Identity of Group	Holdings		within 60 days	Owned	Class(1)

Bruce J Barclay	82,255		139,338	221,593	1.3%
Philip D. Ankeny	28,958	(2)	89,608	118,566	*
Charles W. Olson	7,791	(3)	70,608	78,399	*
Paul A. Lopez	9,005		60,000	69,005	*
John A. Meslow	28,000		35,500	63,500	*
Kenneth H. Keller, Ph.D.	28,900	(4)	24,500	53,400	*
Gerald B. Fischer	10,950	(5)	29,500	40,450	*
José H. Bedoya	—		29,500	29,500	*
John W. Benson	3,600		25,900	29,500	*
Arthur J. Tipton, Ph.D.	20,430		2,938	23,368	*
Robert C. Buhrmaster	2,625		7,875	10,500	*
Susan E. Knight	500		7,875	8,375	*
Mary K. Brainerd	—		2,500	2,500	*
All executive officers and directors as a group (20 persons)	347,679		695,428	1,043,107	6.0%

*	Less than 1%

(1)	See footnote (1) to preceding table.

(2)	Of these shares, 17,455 have been pledged as security.

(3)	Includes 800 shares held in an IRA and 380 shares held by Mr. Olson’s minor children, over which Mr. Olson has sole voting and investment power.

(4)	Includes 2,100 shares held by Dr. Keller as custodian for his daughter, over which Dr. Keller has sole voting and investment power, and includes 2,100 shares held by Dr. Keller’s wife as custodian for their son, over which Dr. Keller has shared voting and investment power.

(5)	Includes 8,950 shares held in an IRA.

ELECTION OF DIRECTORS
(Proposals #1 and #2)

General Information

The Bylaws of the Company provide that the number of directors, which shall not be less than three, shall be determined annually by the shareholders. The Company’s Corporate Governance and Nominating Committee and Board of Directors have recommended that the number of directors be set at nine (9). The Bylaws also provide for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year, and further that each class be equal in number, or as nearly as possible. Only directors who are members of Class II will be elected at the Annual Meeting. Each Class II director will be elected to a three-year term and, therefore, will hold office until the Company’s 2013 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her resignation or removal from office. The terms of Class III and I directors continue until the 2011 and 2012 annual meetings, respectively.

The Corporate Governance and Nominating Committee has recommended, and the Board of Directors selected, John W. Benson, Mary K. Brainerd and Gerald B. Fischer as the Board’s nominees for election as Class II directors. Brief biographical profiles of Messrs. Benson and Fischer and Ms. Brainerd are provided below. Following the retirement of Kendrick B. Melrose from the Board in February 2009, the Board reassigned Ms. Brainerd to Class II so that each class would have an equal number of directors. Each Proxy will be voted for each of such nominees unless the Proxy withholds a vote for one or more nominees. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee as is recommended or selected by the Corporate Governance and Nominating Committee and the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.

Under applicable Minnesota law, approval of the proposal to set the number of directors at nine (9), and ratification of the appointment of the Company’s independent registered public accounting firm each requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by Proxy at the Annual Meeting with authority to vote on such matter, but not less than the affirmative vote of 4,367,941 shares. The election of each Class II director requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present. Negative votes will not affect the outcome of the election of directors.

The following information is provided with respect to each director nominee as well as each director whose term continues after the Annual Meeting:

Name	Age	Position with Company

Robert C. Buhrmaster	62	Chairman
Bruce J Barclay	53	Director, President and Chief Executive Officer
José H. Bedoya(2)(3)	53	Director
John W. Benson(1)(3)	65	Director
Mary K. Brainerd(1)(2)	55	Director
Gerald B. Fischer(2)(3)	66	Director
Kenneth H. Keller, Ph.D.(1)(3)	75	Director
Susan E. Knight(2)(3)	55	Director
John A. Meslow(1)(2)	70	Director

(1)	Member of the Organization and Compensation Committee, of which Mr. Meslow is the Chairman.

(2)	Member of the Audit Committee, of which Mr. Fischer is the Chairman.

(3)	Member of the Corporate Governance and Nominating Committee, of which Mr. Benson is the Chairman.

Robert C. Buhrmaster (Class III) has been a director of the Company since 2008. Mr. Buhrmaster has been a private investor since 2004. Prior to that, he served as the President and Chief Executive Officer of Jostens, Inc., from 1994 to 2004 and as Chairman from 1998 to 2004. Prior to joining Jostens, Mr. Buhrmaster spent 18 years at Corning, Inc., serving in various roles, including senior vice president and general manager of several businesses, corporate controller and director of strategic planning. Mr. Buhrmaster is also a director of The Toro Company.

Bruce J Barclay (Class I) joined the Company as its President and Chief Operating Officer in December 2003. He became a director of the Company in July 2004 and Chief Executive Officer of the Company in July 2005. Prior to joining SurModics, he served as President and Chief Executive Officer of Vascular Architects, Inc. from 2000 to 2003. Prior to Vascular Architects, he served at Guidant Corporation, most recently as an officer and Senior Vice President from 1998 to 2000. Previously, he was a Vice President of Guidant’s Interventional Cardiology division with responsibility for the law division, a new therapies technical development team and business development, charged with the acquisition of new products and technologies for the division. Mr. Barclay also has considerable experience in the pharmaceutical area serving in several positions at Eli Lilly and Company. He is also a registered patent attorney.

José H. Bedoya (Class I) has been a director of the Company since 2002. Mr. Bedoya is President and Chief Executive Officer of Otologics, LLC, a Colorado-based technology company he founded in 1996 to develop implantable devices to assist the severely hearing-impaired. From 1986 to 1996, Mr. Bedoya held a number of positions at Storz Instrument Company, then a division of American Cyanamid and later a division of American Home Products, including Director of Operations, Director of Research and Director of Commercial Development. Prior to that, he served as Vice President of Research and Development for Bausch & Lomb’s surgical division.

John W. Benson (Class II) has been a director of the Company since 2003. Mr. Benson retired from 3M Company in February 2003 where he served in various capacities for 35 years. Prior to his retirement, he served as Executive Vice President, Health Care Markets. Mr. Benson currently serves on the Board of Regents at St. Olaf College.

Mary K. Brainerd (Class II) has been a director of the Company since February 2009. Ms. Brainerd is President and Chief Executive Officer of HealthPartners, Inc., a family of non-profit Minnesota health care organizations headquartered in Minneapolis, Minnesota. She has been with HealthPartners since 1992 and has served as President and Chief Executive Officer since 2002. Prior to joining HealthPartners, Ms. Brainerd held senior level positions with Blue Cross and Blue Shield of Minnesota. Ms. Brainerd also serves on the boards of Minnesota Life/Securian, The St. Paul Foundation, Capital City Partnership, Minnesota Council of Health Plans, Alliance of Community Health Plans, and the Federal Reserve Bank of Minneapolis.

Gerald B. Fischer (Class II) has been a director of the Company since 2002. Mr. Fischer is Vice President, Senior Philanthropy Advisor of the University of Minnesota Foundation and served as its President and Chief Executive Officer from 1990 through August 2008. From 1985 to 1989, Mr. Fischer was with First Bank System, now U.S. Bancorp, serving as Executive Vice President, Chief Financial Officer and Treasurer. Previous to that he spent 18 years in various finance positions at Ford Motor Company and its affiliates.

Kenneth H. Keller, Ph.D.  (Class III) has been a director of the Company since 1997. Dr. Keller is President Emeritus of the University of Minnesota. Since August 2006, he has served as the Director of the Johns Hopkins School of Advanced International Studies’ Bologna Center in Bologna, Italy. Previously, he was Professor of Science and Technology Policy in the Humphrey Institute of Public Affairs at the University of Minnesota as well as Professor of Chemical Engineering and Materials Science. Dr. Keller joined the faculty of the University of Minnesota in 1964, and through the years assumed increasing administrative responsibilities. He was Academic Vice President from 1980 to 1985 and President from 1985 to 1988. Dr. Keller was a Senior Fellow at the Council on Foreign Relations from 1989 to 1996, serving as Senior Vice President of the Council from 1993 to 1995.

Susan E. Knight (Class III) has been a director of the Company since 2008. Since 2001, Ms. Knight has served as Vice President and Chief Financial Officer of MTS Systems Corporation, a leading global supplier of test systems and industrial position sensors. Prior to her position with MTS Systems, from 1977 to 2001, Ms. Knight served in various executive and management positions with Honeywell Inc., last serving as the Chief Financial Officer of the global Home and Building Controls division. Ms. Knight also serves on the boards of Plato Learning, Inc., and the Greater Metropolitan Housing Corporation.

John A. Meslow (Class I) has been a director of the Company since 2000. Mr. Meslow served as Corporate Senior Vice President and President of the Neurological Business of Medtronic, Inc., from 1985 until his retirement in 2000. Mr. Meslow also serves on the Board of Regents of Concordia College and the Board of Directors of the Minnesota Research Foundation, and he is a founder and Program Director of the Mayo Scholars Program.

DIRECTOR COMPENSATION DURING FISCAL 2009

The Director Compensation table below reflects all compensation awarded to, earned by or paid to the Company’s non-employee directors during fiscal 2009. Compensation for Bruce J Barclay, our President and Chief Executive Officer, is set forth below under the heading “Executive Compensation and Other Information.”

	Fees
	Earned or		Option
	Paid in	Stock	Awards	All Other
Name	Cash(1)	Awards(2)	(2)(3)	Compensation	Total

Robert C. Buhrmaster	$75,500	—	$80,319	—	$155,819
José H. Bedoya	$20,500	—	$79,930	—	$100,430
John W. Benson	$21,000	—	$83,072	—	$104,072
Mary K. Brainerd	$11,667	—	$14,686	—	$26,353
Gerald B. Fischer	$22,000	—	$76,787	—	$98,787
Kenneth H. Keller, Ph.D.	$20,500	—	$70,502	—	$91,002
Susan E. Knight	$20,500	—	$80,319	—	$100,819
John A. Meslow	$24,000	—	$70,502	—	$94,502
Kendrick B. Melrose(4)	$33,333	—	$43,733	—	$77,066

(1)	The Fees Earned or Paid in Cash column represents the amount of annual retainer and fees earned by or paid to directors in fiscal 2009 for Board and committee service. A description of the standard compensation arrangement provided to our non-employee directors is provided below.

(2)	Reflects the dollar amount recognized for stock awards and stock options held by each director for financial statement reporting purposes with respect to fiscal 2009 in accordance with Accounting Standards Codification Topic 718 (ASC 718), but excludes any impact of assumed forfeiture rates. We refer you to Note 6 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2009 for a general discussion of the assumptions made in calculating the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2009 in accordance with ASC 718.

(3)	As of September 30, 2009, the aggregate number of stock options held by each of our non-employee directors was 242,400, and was held as follows: Mr. Bedoya, 40,000; Mr. Benson, 36,400; Mr. Buhrmaster, 17,500; Mr. Fischer, 40,000; Dr. Keller, 35,000; Ms. Knight, 17,500; Mr. Meslow, 46,000; and Ms. Brainerd, 10,000.

(4)	Mr. Melrose retired from the Board of Directors on February 2, 2009.

Summary of Director Compensation

The Company’s Board Compensation Policy provides compensation to our directors for their service on the Board in the form of annual retainers, fees for meeting attendance, and stock options. In addition, all directors are reimbursed for their reasonable travel-related expenses incurred in attending meetings of the Board of Directors and committee meetings. With respect to retainers and fees, each non-employee director (other than the Chairman) receives $10,000 as an annual retainer and $1,000 for each Board meeting attended. The chairman of each Board committee receives an additional $2,000 as an annual retainer. Further, each committee member receives $500 for each committee meeting attended. The Chairman receives an annual retainer of $100,000, but is not paid additional fees to attend Board or committee meetings. Mr. Buhrmaster’s annual retainer for fiscal 2009 was prorated for the portion of fiscal 2009 for which he served as Chairman.

With respect to stock options, each non-employee director is granted an option to purchase 10,000 shares of the Company’s common stock upon his or her first election to the Board of Directors. In November 2008, the Board amended the Company’s Board Compensation Policy, increasing the size of the stock options granted to each non-employee director (other than the Chairman) on an annual basis from 5,000 to 10,000 shares of the Company’s common stock (prorated during a director’s first year of service). Also at that time, the Board amended the policy to provide that all stock options granted to non-employee directors will have a term of 7 years and will become exercisable in increments of twenty-five percent (25%) per year beginning on the first anniversary of the date of grant. All stock options granted to non-employee directors under the Board Compensation Policy in fiscal 2009 were granted pursuant to the Amended and Restated 2003 Equity Incentive Plan and have an exercise price equal to the fair market value of a share of common stock on the date of grant.

The Board of Directors established equity ownership guidelines for all non-employee directors in 2007. Under these guidelines, all non-employee directors are encouraged to own shares of common stock equal in value to at least five times each director’s annual cash retainer. For purposes of these guidelines, “stock ownership” is defined to include shares of common stock directly owned by the non-employee director, but excludes (i) unexercised stock options, (ii) stock with restrictions that have not lapsed, and (iii) performance shares that have not vested. Each director is expected to satisfy his or her obligation related to equity ownership within five years of the later of approval of the guidelines or joining the Board.

CORPORATE GOVERNANCE

The Company’s business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Certain corporate governance practices that the Company follows are summarized below.

Code of Ethics and Business Conduct

We have adopted the SurModics Code of Ethics and Business Conduct (the “Code of Conduct”), which applies to our directors, officers and employees. The Code of Conduct is publicly available on our website at www.surmodics.com under the caption Investors/Corporate Governance. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct, to our directors or executive officers, we will disclose the nature of such amendment or waiver on a Current Report on Form 8-K.

Related Person Transaction Approval Policy

Our Board of Directors has adopted a written policy for transactions with related persons, as defined in Item 404 of Securities and Exchange Commission Regulation S-K, which sets forth our policies and procedures for the review, approval or ratification of transactions with related persons which are subject to the policy. Our policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant and a related person has a direct or indirect interest. Our policy, however, exempts the following:

•	our payments of compensation to a related person for that person’s service to us in the capacity or capacities that give rise to the person’s status as a “related person”;

•	transactions available to all of our shareholders on the same terms; and

•	transactions that, when aggregated with the amount of all other transactions between the related person and our company, involve less than $120,000 in a fiscal year.

We consider the following persons to be related persons under the policy:

•	all of our officers and directors;

•	any nominee for director;

•	any immediate family member of any of our directors, nominees for director or executive officers; and

•	any holder of more than 5% of our common stock, or an immediate family member of any such holder.

The Audit Committee of our Board of Directors must approve any related person transaction subject to this policy before commencement of the related person transaction. The Audit Committee will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a related person transaction:

•	whether the terms are fair to the Company;

•	whether the transaction is material to the Company;

•	the role the related person has played in arranging the related person transaction;

•	the structure of the related person transaction; and

•	the interests of all related persons in the related person transaction.

The Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon the Company and the related person taking any actions that the Audit Committee deems appropriate.

If one of our executive officers becomes aware of a related person transaction that has not previously been approved under the policy:

•	if the transaction is pending or ongoing, it will be submitted to the Audit Committee promptly and the committee will consider the transaction in light of the standards of approval listed above. Based on this evaluation, the committee will consider all options, including approval, ratification, amendment, denial or termination of the related person transaction; and

•	if the transaction is completed, the committee will evaluate the transaction in accordance with the same standards to determine whether to ratify the transaction, or whether rescission of the transaction is appropriate and feasible.

Transactions With Related Persons

In January 2008, prior to Ms. Brainerd’s appointment to the Board, the Company entered into a transaction with HealthPartners, Inc., a nonprofit corporation of which Ms. Brainerd serves as the President and Chief Executive Officer. In particular, the Company entered into a Master Group Contract for HealthPartners to provide HMO benefits to employees of the Company and their dependents, which automatically renewed pursuant to its terms in January 2009. At the time the contract was signed, there were no relationships between HealthPartners and the Company or any related person of the Company. Therefore, this transaction was not reviewed under the Company’s related party transaction approval policy. Prior the renewal of the HealthPartners contract in January 2010, the Audit Committee reviewed the terms of the contract with HealthPartners. The Audit Committee determined that the amounts paid to HealthPartners were not material to the Company, that the terms of the contract were fair to the Company, that Ms. Brainerd did not play any role in the negotiation of the contract, and that the contract was in the best interests of the Company. Accordingly, the Audit Committee approved the January 2010 renewal of the HealthPartners contract. Future transactions between the Company and HealthPartners will continue be reviewed under the terms of the Company’s related party transaction approval policy.

Equity Ownership Guidelines for Executive Officers

In 2007, our Board of Directors approved equity ownership guidelines for all our executive officers. Under these guidelines, (a) our Chief Executive Officer is encouraged to own Company common stock equal in value to at least five times his annual base salary, (b) executive officers at the Senior Vice President level are encouraged to own Company common stock equal in value to at least three times their annual base salary, and (c) executive officers at the Vice President level or below are encouraged to own Company common stock equal in value to at least two times their annual base salary. For purposes of these guidelines, “stock ownership” is defined to include shares of common stock directly owned by the officer, but excludes (i) unexercised stock options, (ii) stock with restrictions that have not lapsed, and (iii) performance shares that have not vested. Each officer is expected to satisfy his or her obligation related to equity ownership within five years of the later of approval of the guidelines or his or her appointment to the relevant position.

Majority of Independent Directors; Committees of Independent Directors

Our Board of Directors has determined that Mss. Brainerd and Knight and Messrs. Bedoya, Benson, Buhrmaster, Fischer, Keller and Meslow, constituting a majority of the Board of Directors, are independent directors in accordance with rules of The NASDAQ Stock Market since none of them is believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Barclay is not considered independent under the applicable rules of The NASDAQ Stock Market since he currently serves as an executive officer of the Company.

Each member of the Company’s Audit Committee, Organization and Compensation Committee and Corporate Governance and Nominating Committee has been determined, in the opinion of the Board of Directors, to be independent in accordance with the applicable rules of The NASDAQ Stock Market.

Committee and Board Meetings

The Company’s Board of Directors has four standing committees: the Audit Committee, the Organization and Compensation Committee, the Corporate Governance and Nominating Committee and the Business Development Committee, which was established by the Board of Directors in September, 2009 to review certain business development transactions. During fiscal 2009, the Board of Directors held seven meetings and the standing committees had the number of meetings noted below. The newly-created Business Development Committee did not meet in fiscal 2009. Each incumbent director attended (in person or by telephone) 75% or more of the total number of meetings of the Board and of the Committee(s) of which he or she was a member in fiscal year 2009, except that Ms. Brainerd was unable to attend 75% of the aggregate total meetings of the Board and the Committees of which she was a member as a result of scheduling conflicts with the Board’s meeting calendar, which was created prior to her appointment to the Board. Each of the standing committees of the Board of Directors is governed by a charter, except the newly-formed Business Development Committee. The Audit Committee Charter, the Organization and Compensation Committee Charter and the Corporate Governance and Nominating Committee Charter are publicly available on our website at www.surmodics.com under the caption Investors/Corporate Governance.

Audit Committee

The Audit Committee is responsible for reviewing the quality and integrity of the Company’s financial reports, the Company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the Company’s independent auditor, and the performance of the Company’s internal audit function and its accounting and reporting processes. The Audit Committee held five meetings during fiscal 2009.

Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditors in order to ensure that the provision of such services does not impair the auditor’s independence. The Audit Committee also has a pre-approval policy which requires that unless a particular service to be performed by the Company’s independent auditors has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. In addition, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee, who will then report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Organization and Compensation Committee

The Organization and Compensation Committee is responsible for matters relating to executive compensation programs, key employee compensation programs, director compensation programs, corporate culture programs, organizational planning and personnel changes at the executive level. The Organization and Compensation Committee held five meetings during fiscal 2009.

Under the terms of its charter, the Organization and Compensation Committee has the authority to engage the services of outside advisors and experts to assist the Committee. During fiscal 2009, the Committee engaged an external independent compensation consultant, Mr. David A. Ness, to advise the Company on all matters related to executive and director compensation. Mr. Ness has over 35 years of experience designing and administering executive and director compensation programs and during the fiscal year served as Corporate Vice President of Global Rewards and HR Operations for Medtronic, Inc. Despite Mr. Ness’ employment at Medtronic, the Committee determined that he could function independently and it further implemented appropriate safeguards to protect sensitive Company information. Mr. Ness took his direction solely from the Committee, and all of the services he provided related to the Company’s executive and director compensation programs.

Corporate Governance and Nominating Committee; Procedures and Policy

The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for election to the Board, recommending to the Board corporate governance guidelines applicable to the Company, and leading the Board and its committees in their annual performance review process. The Corporate Governance and Nominating Committee held two meetings during fiscal 2009. The Corporate Governance and Nominating Committee’s nominating policy provides for the consideration of candidates recommended by shareholders, directors, third parties, search firms and others. In evaluating director nominees, the Corporate Governance and Nominating Committee considers the following factors and qualifications:

•	the appropriate size and the diversity of the Company’s Board of Directors;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;

•	age, legal and regulatory requirements;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Corporate Governance and Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. A shareholder who wishes to recommend one or more directors must provide a written recommendation to the Corporate Secretary at the address below. Notice of a recommendation must include:

with respect to the shareholder:

•	name, address, the class and number of shares such shareholder owns;

with respect to the nominee:

•	name, age, business address and residence address;

•	current principal occupation;

•	five-year employment history with employer names and a description of the employer’s business;

•	the number of shares beneficially owned by the nominee;

•	whether such nominee can read and understand basic financial statements; and

•	membership on other boards of directors, if any.

The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. The Company may require any nominee to furnish additional information that may be needed to determine the qualifications of the nominee. Such recommendation must be submitted to the Corporate Secretary no later than 90 days prior to the first anniversary of mailing of this proxy statement.

The Corporate Governance and Nominating Committee believes that candidates for directors should have certain minimum qualifications, including being able to read and understand basic financial statements, having familiarity with the Company’s business and industry, having high moral character and mature judgment, being able to work collegially with others, and not currently serving on more than three boards of directors of public companies. The Corporate Governance and Nominating Committee may modify these minimum qualifications from time to time.

It is also a policy of the Board that each director be required to retire from the Board effective at the conclusion of the annual meeting following his or her seventy-second birthday, unless special circumstances exist as determined by the Board. The Board believes, however, that any such exceptions should be rare. Under this policy, Kenneth H. Keller, Ph.D., 75, would normally have retired at the conclusion of the Company’s 2008 Annual Meeting of Shareholders. Given Dr. Keller’s substantial experience and familiarity with the Company and its business, the Board, based upon the recommendation of the Corporate Governance and Nominating Committee, determined it to be appropriate for Dr. Keller to continue his service on the Board. Accordingly, prior to the Company’s 2008 Annual Meeting of Shareholders, Dr. Keller agreed to continue to serve on the Board as a Class III director.

It is also the policy of the Board that every director should notify the Chairman of his or her retirement, of any change in employer, and of any other significant change in the director’s principal professional occupation, and in connection with any such change, offer to submit his or her resignation from the Board for consideration by the Corporate Governance and Nominating Committee. The Board, upon recommendation from the Corporate Governance and Nominating Committee, then may consider the continued appropriateness of board membership of such director under the new circumstances and the action, if any, to be taken with respect to the offer to submit his or her resignation.

Procedures for Shareholder Communications to Directors

Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

Corporate Secretary
Attention: Board of Directors
SurModics, Inc.
9924 West 74th Street
Eden Prairie, MN 55344-3523

Director Attendance Policy

Directors’ attendance at our annual meetings of shareholders can provide our shareholders with an opportunity to communicate with directors about issues affecting the Company. Accordingly, all directors are expected to attend annual meetings of shareholders. All of the Company’s directors attended the last annual meeting of shareholders, which was held on February 2, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following compensation discussion and analysis describes the material elements of the compensation of our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers, whom we refer to as our named executive officers, during fiscal 2009. The compensation of the named executive officers is determined by the Organization and Compensation Committee of the Board of Directors (the “Committee”) and is based on the same compensation philosophy and objectives that apply to all of our executive officers. It is important to note that while this discussion relates primarily to the compensation of our named executive officers, we are committed to providing competitive and equitable compensation programs for all of our employees, which includes many of the elements discussed below.

We compete for executive management talent on a national level with other companies in the drug delivery market, as well as companies within the medical device and pharmaceutical markets. Competition for executive management talent in these markets is intense. In addition, as a result of our strategic initiatives to expand and diversify our business, our business prospects are highly dependent on our ability to effectively recruit and retain experienced executive management personnel. Accordingly, we have designed our executive compensation system to provide competitive compensation and in order to be consistent with our compensation philosophy, to also include performance-based compensation.

Compensation Philosophy and Objectives

Our compensation policies are designed to enhance our financial performance, and thus shareholder value, by aligning the financial interests of executive officers and employees with those of shareholders. Our executive compensation program is viewed in total, considering all of the elements of compensation. Generally, we strive to set non-incentive-based elements of our compensation program (i.e., base salaries) at levels that are conservative with respect to comparable companies. We design incentive-based elements of our compensation program so that if objectives are achieved and incentives are earned, total compensation to our executive officers will be competitive with the total compensation provided by comparable companies. This approach underscores our pay-for-performance philosophy, which places a substantial portion of our executive officers’ total compensation “at risk,” while providing compensation opportunities that are comparable to market levels. In addition, we believe that equity compensation emphasizes longer-term elements in our compensation programs and further aligns the interests of our executives with those of our shareholders.

Establishing Executive Compensation

Consistent with the objectives and philosophies set forth above, the Committee evaluates compensation of our executive officers annually by considering both the individual elements and the total amount of potential compensation available under our compensation programs. The committee also considers a variety of additional factors when establishing an individual executive’s compensation, including:

•	the executive’s performance relative to the executive’s position expectations;

•	the skills and experience required by the executive’s position;

•	the executive’s individual background, experience and qualifications;

•	the competitive environment for similar executives having comparable experience, skills and responsibilities;

•	the scope of the executive’s responsibilities and ability to influence our performance; and

•	the executive’s current and historical compensation levels, including a review of the mix of the various elements of compensation previously provided to the executive.

In addition to the factors listed above, the Committee reviews and adjusts the compensation of our executive officers. When establishing our fiscal 2009 compensation programs, the compensation consultant engaged by the

Committee, Mr. David A. Ness, used data compiled from professional surveys for executive officers in similar positions at similar sized companies, specific to the industries in which we compete as well as general industry. Data was collected using third-party survey information available from the following:

Radford, Biotechnology Compensation Survey — The Radford survey included over 300 public and private companies that operate primarily in the medical device, pharmaceutical, and biotechnology markets. We considered data only from those companies that had revenues during the survey period of between $40 and $200 million. The effective date of the Radford survey was April 2007.

Top Five Data Services, MEDIC (Medical Device Industry Compensation) Executive Compensation Survey — The MEDIC survey included data from over 75 public and private companies that operate primarily in the medical device market. We considered data only from those companies that had revenues of less than $500 million. The effective date of the MEDIC survey was July 2006.

Watson Wyatt, ECS Industry Report on Top Management — The Watson Wyatt survey included data from over 2000 public and private manufacturing companies. We considered data only from those companies included in the survey that had revenue of less than $200 million. The effective date of the Watson Wyatt survey was April 2006.

These sources of data were utilized and supplemented by other data obtained by Mr. Ness. From this data, Mr. Ness determined the 50th percentile data for each of our executive officers. These data are presented in this Compensation Discussion and Analysis as the 50th percentile for comparable companies. We adjusted the above survey data for the time difference between the periods covered by the surveys and the beginning of fiscal 2009 by assuming an annualized market based salary adjustment.

In addition to the process outlined above, the Committee solicited the views of our Chief Executive Officer who attended all of the committee’s meetings by invitation. The Chief Executive Officer was not present during the executive session portions of those meetings, and he did not make specific recommendations to the Committee concerning his own compensation.

Elements of Executive Compensation

The principal elements of our executive compensation programs for fiscal 2009 consisted of cash elements and equity elements, both of which are described in greater detail below. Additionally, our executive compensation programs included employment and change of control benefits for some of our executive officers, and other benefits made generally available to our employees. The following is an illustration of the major components of the Company’s executive compensation programs:

The Committee sought to maintain an appropriate allocation between the various elements of compensation, including cash and equity elements, when determining each executive’s compensation. However, the Committee did not have firm targets for the appropriate allocation between the various elements. Instead, the Committee’s determinations were made consistent with our pay-for-performance philosophy, which places a substantial portion of each executive’s total compensation “at risk” by tying it to the performance of our company.

Cash Elements of Compensation

Cash elements of compensation include base salary and cash incentive compensation. All of our cash compensation represents short-term compensation that is earned within a single fiscal year and paid in that year or shortly thereafter.

Base Salary — Base salary is the fixed cash component of annual compensation. Base salaries for our named executive officers are reviewed annually by the Committee prior to the start of each new fiscal year. The Committee considers adjustments to better align an executive’s base salary with comparative market base salaries, to provide merit-based increases based upon individual or company performance, or to account for changes in roles and responsibilities. Consistent with our compensation philosophy and objectives, the Committee seeks to set base salaries at conservative levels relative to the market for executives in similar positions at comparable companies included in the comparative surveys. By “conservative,” we mean that we generally set base salaries for our executive officers below the 50th percentile of base salary levels for executives in similar positions at comparable companies.

The fiscal 2009 base salary for each of our named executive officers, except Mr. Lopez and Dr. Tipton, was below the amount representing the 50th percentile of base salaries for executives at comparable companies. The CEO presented recommendations for adjustments to base salaries for all of our executive officers, excluding himself, to the Committee at its meeting in September 2008. The CEO’s recommendations were based, in large part, on performance feedback gathered during our annual performance review process, and included a review of the executive’s contributions and performance during the previous fiscal year relative to corporate and business objectives. The CEO’s recommendations also considered the executive’s current salary relative to the market and prior years’ salary adjustments. Salary adjustments for the CEO were made by the Committee based upon the Board’s evaluation of his performance considering financial and non-financial measures of our performance during fiscal 2008.

In March 2009, management recommended to the Committee that Mr. Barclay’s 2009 salary be reduced by 10%, and the salaries of all of our other executive officers be reduced by 5%, to help emphasize the Company’s commitment to reducing costs given the challenging economic environment and the Company’s performance. Although the Company determined that each such officer met or exceeded expectations for fiscal 2008, the Committee agreed with the recommendations and the 2009 salaries were so reduced effective April 1, 2009.

The following table shows the base salaries approved for our named executive officers for fiscal 2009, as well as a comparison of approved base salaries relative to the 50th percentile of base salary levels for executives at comparable companies.

			Approved
			Base Salary
	Approved	50th	as a %
	Base Salary	Percentile	of the 50th
Name	for 2009(1)	($)(2)	Percentile

Bruce J Barclay	$394,300	$529,400	74.5%
Philip D. Ankeny	$245,000	$307,000	79.8%
Paul A. Lopez	$280,000	$233,700	119.8%
Charles W. Olson	$210,000	$242,000	86.8%
Arthur J. Tipton, Ph.D.	$280,000	$233,700	119.8%

(1)	Represents the base salaries approved by the Committee for fiscal 2009. As a result of the voluntary salary reductions, effective April 1, 2009, the salary rates were decreased to the following rates for the remainder of the fiscal year: Mr. Barclay, $354,870; Mr. Ankeny, $232,750; Mr. Lopez, $266,000; Mr. Olson, $199,500; and Dr. Tipton, $266,000.

(2)	Represents the 50th percentile, or median, of base salaries paid to executives in similar positions at comparable companies.

Cash Incentive Compensation — Cash incentive compensation (labeled as Non-Equity Incentive Plan Compensation in the Summary Compensation Table below) is cash compensation that may be earned in a fiscal year based on the achievement of pre-established performance objectives for that year. The Committee considers the total annual cash compensation available to our executive officers relative to market levels when setting target cash incentive compensation. Consistent with our compensation philosophy and objectives, the Committee seeks to provide target total annual cash compensation available to our executive officers at competitive levels. By “competitive,” we mean that we generally seek to set target cash incentive compensation at levels such that if the target cash incentive compensation is earned, the executive officer’s total cash compensation for the fiscal year will be at or near the 50th percentile of total annual cash compensation levels for executives at comparable companies.

For fiscal 2009, cash incentive compensation for all of our employees, including our named executive officers, was provided through a cash-based annual incentive plan. Performance under the annual incentive plan was determined based upon the achievement of corporate performance objectives, and business unit or department performance objectives. The corporate objectives under the annual incentive plan were set at specified levels of pro forma (non-GAAP) revenue and pro forma earnings per share. The Committee determined that these measurements were an appropriate method of evaluating the Company’s financial performance because of the accounting treatment associated with revenue recognition of certain payments received by the Company, and because excluding certain charges is appropriate under certain circumstances. The ranges of the corporate performance objectives may vary from year to year depending on our business strategies or other conditions affecting our business. The target payout levels for the corporate performance objectives corresponded to our fiscal 2009 operating plan. As a result of the challenging year the Company faced, the target and threshold payout percentages were set at 50% of fiscal 2008 target payout levels for all of our executive officers, including our named executive officers.

The business objectives under the annual incentive plan generally related to both financial performance, such as business unit revenue, and non-financial performance, such as project development milestones, licensing objectives, or product quality measures. The Committee considers these objectives to be difficult to achieve, but, as reflected in the achievement rates below, attainable. Furthermore, the Committee believes the combination of these corporate and business objectives, if achieved, would have the potential to significantly enhance shareholder value. In order to provide investors with a general sense for the business objectives included in our 2008 annual incentive plan, we have listed the more significant business objectives, or groups of business objectives, for each of our named executive officers below. We have undertaken to describe these business objectives without disclosing the specific identity of particular customers or providing specific product or clinical development details.

For Mr. Barclay, the business objectives related to execution of new licenses with major medical device/pharmaceutical/biotech companies (30% weight); surpassing corporate goal for new license agreements by at least 20% (10%); achievement of at least 80% of corporate goals communicated to investors (25%); achievement of at least 80% of department goals by executives (20%); and achievement of pro forma EPS goals (15%). Because the corporate objectives were not achieved, Mr. Barclay was not eligible to receive any cash incentive payment based on achievement of business goals in fiscal 2009.

For Mr. Ankeny, the business objectives related to achievement of financial objectives and support of strategic planning (25% weight); achievement of investor relations initiatives related to increasing company exposure (20%); development and implementation of improved budgeting, forecasting and reporting processes (20%); achievement of business development objectives (20%); and achievement of certain goals related to Information Systems (15%). Because the corporate objectives were not achieved, Mr. Ankeny was not eligible to receive any cash incentive payment based on achievement of business goals in fiscal 2009.

For Mr. Lopez, the business objectives related to achievement of the Ophthalmology business unit pro forma revenue target (20% weight); achievement of the Ophthalmology business unit licensing and development agreement objectives (45%); achievement of the Ophthalmology business unit product development objectives (25%); and achievement of the Ophthalmology business unit intellectual property objectives (10%). Because the corporate objectives were not achieved, Mr. Lopez was not eligible to receive any cash incentive payment based on achievement of business goals in fiscal 2009.

For Mr. Olson, the business objectives related to achievement of the Cardiovascular business unit licensing objectives (40% weight); achievement of the Cardiovascular business unit revenue and expense objectives (35%); achievement of strategic relationship and project goals (20%); and achievement of quality-related goals (5%). Because the corporate objectives were not achieved, Mr. Olson was not eligible to receive any cash incentive payment based on achievement of business goals in fiscal 2009.

For Dr. Tipton, the business objectives related to achievement of revenue and operating income targets for the SurModics Pharmaceuticals business unit (32% weight); achievement of intellectual property and licensing objectives (24%); achievement of clinical trial manufacturing, quality and facilities-related objectives (26%); and achievement of business development objectives (18%). Because the corporate objectives were not achieved, Dr. Tipton was not eligible to receive any cash incentive payment based on achievement of business goals in fiscal 2009.

Potential incentive compensation available to our executive officers under the annual incentive plan was weighted between achievement of the corporate and business objectives. In particular, for all of our named executive officers, including our CEO, total maximum payout for business objectives would be equal to one-third of the payout received for corporate objectives. No payout would be made on business objectives unless at least the threshold level of corporate objectives was realized, and the level of corporate objectives achieved dictated the maximum potential payout for business objectives. The Committee believes that this weighting between corporate and business objectives promotes a cohesive, performance-focused culture among our executive team, while appropriately rewarding achievement of business objectives. In fiscal 2009, because corporate objectives were not realized, executive officers were not eligible to receive any cash incentive payments based on achievement of business goals.

Payouts, if any, under the annual incentive plan for our named executive officers (excluding the CEO), as determined by the Committee, could range between a threshold amount of 7.5%, a target amount of 15.0%, and a maximum amount of 60.0%, of each such officer’s base salary. For our CEO, payouts under the annual incentive plan could range between a threshold amount of 12.5%, a target amount of 25.0%, and a maximum amount of 100.0% of his base salary. The potential incentive compensation available to our CEO was higher relative to our other executive officers because of the scope of his responsibilities, his ability to influence our performance, the Committee’s desire to place a more substantial portion of his total compensation “at risk” and compensation practices at comparable companies. The Committee established the potential incentive compensation available under the annual incentive plan at levels it considered, based on data from comparable companies and the business judgment of its members, appropriate to reward our executive officers, including the CEO, for the achievement of performance objectives reflecting the financial performance for our company that would have the potential to enhance shareholder value.

At its first regularly scheduled meeting after our results for fiscal 2009 were released, the Committee determined the level of achievement of the corporate and business objectives. Based on the Committee’s review of our achievement of the corporate objectives, the Committee determined that the threshold levels of the corporate objectives were not achieved. Accordingly, our named executives were not eligible for cash incentive compensation, regardless of the achievement of business objectives. The following table sets forth the actual payouts under the annual incentive plan and the potential payouts under the annual incentive plan for different levels of achievement of the corporate objectives.

	Payouts Under the Annual Cash Incentive Plan for Different
	Levels of Achievement of the Performance Objectives(1)				Actual
	Less Than				Payouts
	Threshold	Threshold	Targeted	Maximum	Under the
	Achievement	Achievement	Achievement	Achievement	Plan
Name	($)	($)	($)	($)	($)

Bruce J Barclay	$0	$49,288	$98,575	$394,300	$0
Philip D. Ankeny	$0	$18,375	$36,750	$147,000	$0
Paul A. Lopez	$0	$21,000	$42,000	$168,000	$0
Charles W. Olson	$0	$15,750	$31,500	$126,000	$0
Arthur J. Tipton, Ph.D.	$0	$21,000	$42,000	$168,000	$0

(1)	Assumes full achievement of the business objectives for each of the named executive officers.

The target total cash compensation is determined by combining an executive’s base salary with the target level of incentive compensation available for that executive. As stated above, the Committee’s philosophy is to provide total annual cash compensation to executive officers at competitive levels (i.e., at or near the 50th percentile of comparable companies) if the targeted performance objectives are achieved. For fiscal 2009, the target amount of total cash compensation available to each of our named executive officers was set below the amount representing the 50th percentile of total cash compensation listed for similar positions at comparable companies. The following table sets forth the target total cash compensation available and actual total cash compensation paid to our named executive officers compared with the 50th percentile of total cash compensation for executives at comparable companies.

		Target Total Cash Compensation		Actual Total Cash Compensation
	50th Percentile	Value	As a % of the	Value	As a % of the
Name	($)(1)	($)(2)	50th Percentile	($)	50th Percentile

Bruce J Barclay	$795,300	$492,875	62.0%	$374,585	47.1%
Philip D. Ankeny	$401,700	$281,750	70.1%	$238,875	59.5%
Paul A. Lopez	$349,900	$322,000	92.0%	$273,000	78.0%
Charles W. Olson	$364,700	$241,500	66.2%	$204,750	56.1%
Arthur J. Tipton, Ph.D.	$349,900	$322,000	92.0%	$273,000 (3)	78.0%

(1)	Represents the 50th percentile, or median, of total cash compensation paid to executives in similar positions at comparable companies.

(2)	Represents the base salary and bonus levels approved by the Committee, and does not show the effect of the reductions in salary effective April 1, 2009.

(3)	Does not include $43,481 paid to Dr. Tipton as compensation for unused vacation time accumulated by him under the vacation policy existing at SurModics Pharmaceuticals, Inc. (formerly Brookwood Pharmaceuticals, Inc.) at the time of the Company’s acquisition of it in July 2007.

We do not have a policy regarding the adjustment or recovery of incentive compensation awards or payments if the relevant performance measures upon which the awards are based are restated or otherwise adjusted in a manner that would increase or reduce the size of an award or payments. The Board will consider adoption of such a policy in the future. Before such time as any policy is adopted, if such an event were to occur, the Board would address it based on the facts and circumstances of the event.

Equity Elements of Compensation

Equity elements of compensation represent all forms of compensation that are paid in, or based on the performance of, our stock. Historically, we have used stock option grants, restricted stock awards and performance share awards as the forms of equity compensation available to our executive officers. Equity compensation can provide long-term incentives, such as using performance share awards with multi-year performance periods, or stock options or restricted stock awards that vest over multiple years. We use equity compensation to further align the interests of our executive officers with those of our shareholders.

We have historically granted, from time to time, the following types of equity compensation awards:

Stock Option Grants — Stock option grants are equity awards that allow the recipient to purchase shares of our common stock at a fixed price over a period of time until the option expires. Stock options typically are not exercisable when granted and become exercisable, or vest, over a number of years. Historically, we have granted stock options to executive officers as part of long-term compensation, to retain executives over the vesting period of the options, and to align the interests of our executive officers with those of our shareholders by creating a mechanism for executive officers to realize the benefits of increases in our stock price.

Restricted Stock Awards — Restricted stock awards are stock grants that, at the time of the grant, are subject to a risk of forfeiture by the recipient if the recipient’s employment with us terminates prior to the time the risk of forfeiture lapses. The risk of forfeiture for restricted stock awards generally lapses, or the shares vest, over a number of years, although some awards may vest in a single “cliff” vesting. We use restricted stock awards as part of long-term compensation, to retain executives over the vesting period of the shares, and to align the interests of our executive officers with those of our shareholders by providing a compensation element that increases or decreases with the performance of our stock.

Performance Share Awards — A recipient of a performance share award is eligible to receive a grant of shares of our common stock to the extent that certain predefined performance objectives are achieved during the specified performance period. We use performance share awards as either short-term or long-term compensation depending on the duration of the performance period. These awards also assist us in retaining executives over the performance period, and in aligning the interests of our executive officers with those of our shareholders by providing a compensation element that increases or decreases in value with the performance of our stock.

The Committee selects the type of equity compensation awards to be made available to our named executive officers based on its assessment of the incentives provided by each award, and the potential impact to our financial results. The Committee also considers the forms and amounts of outstanding equity awards held by our named executive officers, the financial accounting and tax treatment on our company, and the tax treatment to our named executive officers, in determining the form and amount of equity compensation to award. Consistent with our compensation philosophy and objectives, the Committee sought to provide target total compensation, including cash and equity elements, available to our named executive officers at competitive levels. By “competitive,” we mean that if the target total cash and equity incentive compensation were earned by an executive officer, that executive officer’s total compensation for the fiscal year generally would be at or near the 50th percentile of total annual compensation levels for executives at comparable companies.

For fiscal 2009, the Committee approved a grant of stock options, and a grant of performance shares under our officer performance share plan (“PSP”). The Committee determined that the granting of a combination of stock option awards and performance share awards would support the Company’s pay-for-performance philosophy described above, as well as provide long-term compensation for retention of the Company’s executive officers. Once the value of the equity compensation to be made available to each of our executive officers was determined (as a fraction of total compensation as discussed below), that amount was allocated among the stock options and performance shares awarded.

Because the Committee believed that it was important to provide incentive compensation for longer than one-year time periods, the PSP for fiscal 2009 included performance share awards that may vest based on three-year performance objectives. The performance objectives under the PSP were set as a combination of specified levels of pro forma revenue and pro forma earnings per share. To protect competitively sensitive information with respect to future periods, we do not disclose those specific pro forma earnings per share and pro forma revenue targets, but the Committee considers these objectives to be difficult to achieve, but attainable. Minimum payouts (at the threshold level of performance) are 20% of the target amount, and maximum payouts (at or above the maximum level of performance) are 200% of the target amount. In recognition of the lag between the Company’s practices prior to fiscal 2008 and the eventual issuance of shares under the 2009-2011 phase of the PSP, the PSP for fiscal 2009 also included a transitional award of performance shares that would vest based on one-year performance objectives. The entire number of shares of the one-year awards would vest if the Company achieved specified threshold levels of both pro forma revenue and pro forma earnings per share during fiscal 2009 equal to the threshold levels under the cash-based annual incentive plan. If these threshold levels were not met, none of these shares would vest.

For the 2009-2011 component of the PSP, the target levels for the performance objectives were set at or close to the long-term financial objectives included in our strategic plan with each of the performance objectives being weighted equally. Following the end of the 2009-2011 performance period, the achievement percentage will be calculated by determining actual performance relative to the performance range for each of the performance objectives. These achievement percentages will then be weighted equally, and summed to arrive at an overall achievement percentage. The actual payouts to each of the named executives will be determined by multiplying each executive’s grant target number of shares by the plan’s overall achievement percentage.

At its first regularly scheduled meeting after our results for fiscal 2009 were released, the Committee determined the level of achievement of the corporate objectives and the corresponding vesting of the one-year performance share awards granted under the PSP. Based on the Committee’s determination with respect to our achievement of the corporate objectives, none of the fiscal 2009 performance shares awarded to our named executive officers under the one-year award portion of the PSP vested and, as a result, were all forfeited.

As stated above, the Committee’s philosophy is to provide target total annual compensation available to executive officers at competitive levels. Considering cash and equity elements, the target total compensation available to each of our named executive officers in fiscal 2009 was between 66.2% and 100.9% of the amounts representing the 50th percentile of total compensation for executives at comparable companies. The following table illustrates the total compensation actually paid to our named executive officers in fiscal 2009. Each of these amounts is compared with the 50th percentile of total compensation for executives in similar positions at comparable companies.

		2009 Actual Salary,
		Non-Equity Incentive
		Plan Compensation
	50th	and Stock Awards
	Percentile		% of
Name	($)(1)	Value ($)(2)	50th Percentile

Bruce J Barclay	$1,331,300	$724,585	57.1%
Philip D. Ankeny	$555,400	$351,375	63.3%
Paul A. Lopez(3)	$474,100	$273,000	57.6%
Charles W. Olson	$493,300	$317,250	64.6%
Arthur J. Tipton, Ph.D.(4)	$474,100	$437,406	92.3%

(1)	Represents the 50th percentile, or median, of total compensation paid to executives in similar positions at comparable companies using the comparative survey data, as supplemented by our external independent consultant.

(2)	The amounts shown represent base salary actually paid, actual cash incentive payments, and the value of the equity compensation awarded as compensation for fiscal 2009. The value of the equity compensation is as noted in footnote (1) above. The amounts do not include any of the equity awards granted in September 2009, which are considered fiscal 2010 compensation, but do include the equity awards granted in September 2008, which are considered 2009 compensation.

(3)	Does not include the value of performance shares previously granted to Mr. Lopez and vested as a result of performance objectives achieved in fiscal 2009 in connection with certain financial objectives established specifically for the Company’s ophthalmology business unit.

(4)	Includes the value of 4,383 shares of restricted stock granted to Dr. Tipton in September 2008 at the fair market value of those shares. These shares vested in November 2008 and were granted in connection with the acquisition of SurModics Pharmaceuticals, Inc. (formerly Brookwood Pharmaceuticals, Inc.). Does not include $43,481 paid to Dr. Tipton as compensation for unused vacation time accumulated by him under the vacation policy existing at SurModics Pharmaceuticals, Inc. at the time of the Company’s acquisition of it in July 2007. That policy was integrated into the Company’s vacation policy on January 1, 2009.

The table above further illustrates our pay-for-performance philosophy. As is shown, the total compensation for each of our named executive officers is heavily tied to our overall performance. Thus, in years in which our performance is below target levels established for the corporate and business objectives, we expect that the total compensation paid to our named executive officers will also be lower than the 50th percentile of total compensation paid to executives in similar positions at comparable companies. Conversely, in years in which our performance is at or above target levels established for the corporate and business objectives, we expect that the total compensation paid to our named executive officers will generally be near to, or higher than, the 50th percentile of total compensation for executives in similar positions at comparable companies. This approach places a significant portion of each executive’s total compensation “at risk,” with upside and downside potential depending upon our performance, the achievement of specific performance objectives, and long-term equity value creation for our shareholders. We believe that this philosophy benefits our shareholders by properly aligning the interests of management with those of our shareholders.

Other Equity Compensation — In addition to the equity compensation awards discussed above, the Committee may grant other equity awards as incentive compensation to our employees, including our named executive officers, at any time during a fiscal year. Such equity awards are typically granted on an individual basis, taking into consideration factors such as the need to recruit or retain experienced individuals, or to reward performance that has the potential to result in long-term equity value creation for our shareholders. Such awards further support our pay-for-performance philosophy discussed above.

Mr. Lopez has been granted performance share awards that may vest to the extent that predefined performance objectives are achieved during the specified performance period. The Committee determined that these additional performance share awards were appropriate as a means to recruit and retain Mr. Lopez, and further to reward performance that has the potential to result in long-term equity value creation for our shareholders. The table below summarizes the performance share awards granted to Mr. Lopez, including the performance period and the total number of performance shares that may vest as a result of the attainment of each of the corresponding non-financial objectives:

	Total
	No. of
Performance Period	Shares(1)	Description of Performance Objectives

Each fiscal year from 2006 through 2010(2)	10,000	Vest or forfeited at a rate of 2,000 shares per year based on achievement of predetermined annual performance objectives for the Ophthalmology business unit for each of our fiscal years between 2006 and 2010.
09/17/2007 — 09/17/2012(3)	12,500	Entry into one or more (i) development programs, or (ii) license agreements with our ophthalmology customers for products involving our drug delivery technologies for ophthalmic applications.

(1)	Represents the total number of shares Mr. Lopez was eligible to receive if the corresponding performance objectives are fully achieved, regardless of previous vestings or forfeitures under the terms of the award.

(2)	Mr. Lopez is eligible to receive up to 2,000 shares for each of the five performance years from fiscal 2006 through 2010. The number of shares that actually vest as a result of performance during each fiscal year will be the percentage of the eligible award that corresponds to the actual level of achievement of the performance objectives established for the award. For purposes of this award, the performance objectives are established on an annual basis and are the same as the business objectives established for the Ophthalmology business unit under the cash incentive program for the same fiscal year. As of September 30, 2009, Mr. Lopez was still eligible to potentially receive 2,000 shares during the performance period, in addition to the 1,200 shares which vested based on fiscal 2009 performance.

(3)	The performance share award granted to Mr. Lopez in September 2007 was provided in lieu of equity awards that were made to our other executive officers in May 2008. Includes an additional 500 performance shares that were granted to Mr. Lopez in September 2008 that may vest upon the achievement of the performance objectives during a performance period of September 15, 2008 through September 17, 2012. As of September 30, 2009, Mr. Lopez was still eligible to potentially receive 6,000 shares during the performance period.

During fiscal 2009, Mr. Lopez had 1,400 performance shares vest as a result of fiscal 2008 performance. Otherwise, there were no vestings of performance shares listed above, except that following the conclusion of fiscal 2009, based on the recommendation of the CEO, the Committee approved achievement of fiscal 2009 business objectives such that 60% (i.e., 1,200 shares) of the performance shares awarded to Mr. Lopez for fiscal 2009 performance vested, with the remaining 800 of the potential 2,000 shares being forfeited.

Adjustments for Significant Events

The Company’s performance-based compensation plans require that when special charges (such as, significant one-time revenue events, charges for expenses, or other adjustments) significantly impact operating results, this impact will be reviewed and evaluated by the Committee when determining the level of achievement of the corporate performance objectives. Committee review is required if the impact represents an amount that is five percent or greater of the Company’s prior year results for the corporate performance objectives. Consistent with these principles, in fiscal 2009, the Committee excluded all revenue from Merck & Co., Inc. which had previously been deferred, and which was recognized as a result of the termination of their agreements with the Company. In addition, the Committee excluded charges associated with the restructuring announced in November 2008 as well as in-process R&D charges related to acquisition of assets from PR Pharmaceuticals, Inc.

As a result, despite achieving record revenue and earnings per share on a GAAP basis, the Company’s performance on a non-GAAP basis (which is the basis on which the Committee determines performance against objectives) was not sufficient to award any cash incentive compensation or other performance-based compensation in fiscal 2009.

Change of Control Agreements

We entered into change of control agreements with Bruce J Barclay, President and Chief Executive Officer, and Philip D. Ankeny, Senior Vice President and Chief Financial Officer, in April 2006 (which were amended in April 2009), with Paul A. Lopez, Vice President and President, Ophthalmology business unit, in November 2006, and with Arthur J. Tipton, Ph.D., President, SurModics Pharmaceuticals business unit, in July 2007. Mr. Lopez’s change of control agreement expired on November 15, 2009. The Committee of the Board of Directors feels that change of control agreements are appropriate to induce particular executives to remain with our company in the event of a proposed or anticipated change of control, or through a change of control, to facilitate an orderly transition to new ownership. In addition, the Committee feels that change of control agreements assist us in retaining executive officers by providing the executives with appropriate economic security against changes in our ownership. Because our executive officers would suffer economic hardship following a change of control only if their employment with us is terminated by us, or by the executive officer for good reason, following a change of control, we have selected such termination as the trigger for change of control payments. The majority of comparable companies in the comparative surveys provide some form of change of control benefits to at least some of their executive officers.

Other Compensation

We provide medical and insurance benefits, which are generally available to all of our full-time employees, to the named executive officers. We also maintain a 401(k) savings plan in which all qualified employees, including the named executive officers, may participate. Until April 1, 2009, we provided matching contributions to the savings plan for all participating employees, allowing such employees to receive up to an additional 3% of their annual base salary. Effective as of April 1, 2009, we suspended this matching program for all employees. In addition, we maintain an Employee Stock Purchase Plan that permits qualified employees, including the named executive officers, to purchase our stock at discounted prices in accordance with the terms of the plan. The amount of perquisites provided to the named executive officers, as determined in accordance with the rules of the Securities and Exchange Commission, did not exceed $10,000 for any named executive officer in fiscal 2009. We do not have a defined benefit retirement plan or any other compensation programs other than those disclosed.

ORGANIZATION AND COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K for the year ended September 30, 2009 with management. Based on the foregoing reviews and discussions, the committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the proxy statement for the 2010 Annual Meeting of Stockholders to be held on February 8, 2010.

Members of the Organization and
Compensation Committee:

John A. Meslow, Chairman
John W. Benson
Mary K. Brainerd
Kenneth H. Keller, Ph.D.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table shows the compensation awarded to, earned by or paid to our named executive officers during the last three fiscal years. You should refer to Compensation Discussion and Analysis above to understand the elements used in setting the compensation for our named executive officers.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
	Fiscal	Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)(2)	($)(1)	($)(3)	($)(4)	($)

Bruce J Barclay,	2009	$374,585	$150,900	$505,044	$0	$2,961	$1,033,490
President and Chief	2008	$379,080	$707,874	$459,308	$172,955	$6,900	$1,726,117
Executive Officer	2007	$351,000	$1,184,875	$422,850	$182,520	$6,008	$2,147,253
Philip D. Ankeny,	2009	$238,875	$87,721	$293,721	$0	$3,617	$623,934
Senior Vice President and	2008	$227,214	$280,745	$329,148	$52,664	$6,832	$896,602
Chief Financial Officer	2007	$216,394	$538,565	$317,430	$84,935	$6,509	$1,163,833
Paul A. Lopez,	2009	$273,000	$205,740	$493,600	$0	$2,104	$974,444
Vice President, President,	2008	$263,330	$457,045	$493,600	$58,459	$6,092	$1,278,526
Ophthalmology Business Unit	2007	$250,790	$1,264,140	$493,600	$100,316	$5,654	$2,114,500
Charles W. Olson,	2009	$204,750	$57,830	$260,688	$0	$1,579	$524,847
Vice President and General	2008	$204,805	$250,855	$220,158	$49,153	$3,900	$728,871
Manager, Cardiovascular	2007	$186,186	$508,675	$208,440	$73,543	$4,434	$981,278
Business Unit
Arthur J. Tipton, Ph.D., (5)	2009	$273,000	$344,955	$39,875	$0	$47,684	$705,514
Vice President, President,	2008	$275,000	$389,750	$16,615	$65,302	$10,771	$757,438
SurModics Pharmaceuticals, Inc.	2007	$45,833	$34,232	$0	$0	$917	$80,982

(1)	Reflects the expense incurred in each fiscal year attributable to options, restricted stock and performance shares in accordance with Accounting Standards Codification Topic 718 (ASC 718), but disregarding estimates of forfeitures related to service-based vesting conditions. The ultimate payout value may be significantly more or less than the amounts shown, and could be zero, depending on the outcome of the performance criteria (in the case of performance shares) and the price of our common stock at the end of the performance or restricted period or the expiration of stock options. For a description of the performance criteria applicable to the performance shares, see “Compensation Discussion and Analysis — Elements of Executive Compensation; Equity Elements of Compensation — Performance Share Awards.” We refer you to Note 6 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal 2009 for a discussion of the general assumptions made in calculating the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2009 in accordance with ASC 718.

(2)	Represents the compensation expense for each named executive officer recognized in our financial statements in fiscal 2009 under ASC 718 for restricted stock grants and performance share awards. The table below shows a breakdown of this amount between restricted stock and performance share awards. Negative accruals for fiscal 2009 for performance share awards result from reversals of previously accrued amounts reported in each executive’s fiscal 2009 compensation in accordance with ASC 718.

	ASC 718	ASC 718
	Expense for	Expense (Benefit) for
	Restricted	Performance	Total Stock
Name	Stock	Shares	Awards

Bruce J Barclay	$205,413	$(54,513)	$150,900
Philip D. Ankeny	$105,243	$(17,522)	$87,721
Paul A. Lopez	$205,740	$0	$205,740
Charles W. Olson	$75,352	$(17,522)	$57,830
Arthur J. Tipton, Ph.D.	$369,797	$(24,842)	$344,955

(3)	Represents amounts earned under the annual incentive plan in each applicable period, which is discussed in detail in Compensation Discussion and Analysis above.

(4)	Represents matching contributions to our 401(k) Plan, for which the employer match was discontinued effective April 1, 2009. Dr. Tipton’s fiscal 2009 compensation includes $43,481 paid in lieu of vacation under the vacation policy existing at SurModics Pharmaceuticals, Inc. (formerly Brookwood Pharmaceuticals, Inc.) at the time of the Company’s acquisition of it in July 2007. This amount is reported under All Other Compensation. That policy was integrated into the Company’s vacation policy on January 1, 2009.

(5)	The amounts shown for fiscal 2007 as Salary compensation represent pro-rated compensation paid to Dr. Tipton following the Company’s acquisition of SurModics Pharmaceuticals, Inc. in July 2007.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2009

The following table sets forth certain information concerning grants of plan-based awards to each of our named executive officers during fiscal 2009. You should refer to the sections of Compensation Discussion and Analysis above relating to the annual incentive plan and the officer performance share program to understand how plan-based awards are determined.

								All Other		Grant
								Option		Date
					Estimated Future Payouts			Awards:	Exercise or	Fair
					Under			Number of	Base	Value of
		Estimated Possible Payouts Under			Equity Incentive Plan			Securities	Price of	Stock and
		Non-Equity Incentive Plan Awards(1)			Awards(2)			Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards
	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	($/sh)	($)(4)

Bruce J Barclay	—	$46,823	$93,646	$374,585	—	—	—	—	—	—
	09/21/09	—	—	—	1,440	7,202	14,404	—	—	$350,017
	09/21/09	—	—	—				56,880	$24.30	$525,000
Philip D. Ankeny	—	$17,916	$35,831	$143,325	—	—	—	—	—	—
	09/21/09	—	—	—	463	2,315	4,630	—	—	$112,509
	09/21/09	—	—	—				18,283	$24.30	$168,750
Paul A. Lopez	—	$20,475	$40,950	$163,800	—	—	—	—	—	—
	09/21/09	—	—	—	463	2,315	4,630	—	—	$112,509
	09/21/09	—	—	—				18,283	$24.30	$168,750
Charles W. Olson	—	$15,356	$30,713	$122,850	—	—	—	—	—	—
	09/21/09	—	—	—	463	2,315	4,630	—	—	$112,509
	09/21/09	—	—	—				18,283	$24.30	$168,750
Arthur J. Tipton, Ph.D.	—	$20,473	$40,950	$163,800	—	—	—	—	—	—
	09/21/09	—	—	—	463	2,315	4,630	—	—	$112,509
	09/21/09	—	—	—				18,283	$24.30	$168,750

(1)	Represents the potential cash payments under the Company’s annual incentive plan at threshold, target and maximum performance. For a further discussion of these awards, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Cash Incentive Compensation.”

(2)	Represents the number of shares of common stock underlying the threshold, target and maximum payout of performance shares granted under the Company’s 2009 officer performance share plan which relate to the performance period of fiscal 2010-2012. For a further discussion of these awards, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Equity Elements of Compensation.”

(3)	Represents the number of stock options granted to each named executive officer as a component of such officer’s equity-based compensation during fiscal 2009. The exercise price of the stock options is equal to the closing price of our common stock on the date of grant. All option awards granted on September 21, 2009, were granted pursuant to the 2009 Equity Incentive Plan and will be forfeited in the event that the 2009 Plan is not approved by shareholders at the 2010 Annual Meeting of Shareholders.

(4)	The grant date fair value calculations for performance share and option awards were made in accordance with ASC 718, and in all cases were made using the “Maximum” payout levels.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The table below reflects all outstanding equity awards made to each of the named executive officers that are outstanding at the end of fiscal 2009. The market or payout value of unearned shares, units or other rights that have not vested equals $24.60 per share, which was the closing price of the Company’s common stock as listed on The NASDAQ Global Select Market on September 30, 2009. Because there was no payout on performance shares with respect to fiscal 2009 performance, the market or payout value for performance share plan awards presumes that the performance goals are met at the threshold level for the outstanding performance shares.

						Stock Awards
									Equity Incentive Plan
									Awards: Unearned
									Shares, Units or Other
	Option Awards(1)						Shares or Units of		Rights That Have Not
		Number of Securities					Stock That Have Not		Vested
	Option	Underlying Unexercised		Option	Option	Award	Vested				Market or
	Grant	Options (#)(1)		Exercise	Expiration	Grant	Number	Market	Number		Payout Value
Name	Date	Exercisable	Unexercisable	Price ($)	Date	Date	of (#)(2)	Value ($)(3)	of (#)		($)(3)

Bruce J Barclay	12/01/03	50,000	0	$21.00	12/01/10	11/15/04	25,000	$615,000
	01/31/05	60,000	15,000	$29.37	01/31/12	05/19/08			1,587	(5)	$39,040
	05/19/08	6,448	19,344	$44.09	05/19/15	09/15/08			1,866	(4)	$45,904
	09/15/08	7,890	23,670	$37.51	09/15/15	09/15/08			1,866	(5)	$45,904
	09/21/09	0	56,880	$24.30	09/21/16	09/21/09			1,440		$35,424
Philip D. Ankeny	05/19/03	10,000	0	$35.61	05/19/10	11/15/04	10,000	$246,000
	01/26/04	15,000	0	$21.36	01/26/11	05/19/08			510	(5)	$12,546
	01/31/05	48,000	12,000	$29.37	01/31/12	09/15/08			599	(4)	$14,735
	05/19/08	2,072	6,218	$44.09	05/19/15	09/15/08			599	(5)	$14,735
	09/15/08	2,536	7,608	$37.51	09/15/15	09/21/09			463		$11,390
	09/21/09	0	18,283	$24.30	09/21/16
Paul A. Lopez	07/25/05	49,600	17,400	$38.07	07/25/12	07/25/05	2,000	$49,200
	07/25/05	10,400	2,600	$38.07	07/25/12	09/17/07			6,000		135,300
	09/21/09	0	18,283	$24.30	09/21/16	09/15/08			599	(5)	$14,735
						09/21/09			463		$11,390
Charles W. Olson	01/15/03	1,000	0	$29.50	01/15/10	11/15/04	5,000	$123,000
	01/31/05	48,000	12,000	$29.37	01/31/12	05/19/08			510	(5)	$12,546
	05/17/04	5,000	0	$21.82	05/17/11	09/15/08			599	(4)	$14,735
	05/19/08	2,072	6,218	$44.09	05/19/15	09/15/08			599	(5)	$14,735
	09/15/08	2,536	7,608	$37.51	09/15/15	09/21/09			463		$11,390
	09/21/09	0	18,283	$24.30	09/21/16
Arthur J. Tipton, Ph.D.	05/19/08	2,938	8,816	$44.09	05/19/15	07/31/07	13,433	$330,452
	09/21/09	0	18,283	$24.30	09/21/16	05/19/08			724	(5)	$17,810
						09/15/08			599	(5)	$14,735
						09/21/09			463		$11,390

(1)	Options granted prior to May 1, 2008 generally become exercisable with respect to 20% of the shares on each of the first five anniversaries following the grant date such that the entire option is fully vested five years after the grant date, and options granted subsequent to May 1, 2008 generally become exercisable with respect to 25% of the shares on each of the first four anniversaries following the grant date such that the entire option is fully vested four years after the grant date. All option awards granted on September 21, 2009, were granted pursuant to the 2009 Equity Incentive Plan and will be forfeited by the recipients in the event that the 2009 Equity Incentive Plan does not receive approval of shareholders at the 2010 Annual Meeting.

(2)	Mr. Barclay has received the following restricted stock grant:

•	a grant on November 15, 2004, of which all 25,000 shares vested on November 15, 2009.

Mr. Ankeny has received the following restricted stock grant:

•	a grant on November 15, 2004, of which all 10,000 shares vested on November 15, 2009.

Mr. Lopez has received the following restricted stock grant:

•	a grant on July 25, 2005, of which 2,000 shares will vest on July 25, 2010.

Mr. Olson has received the following restricted stock grant:

•	a grant on November 15, 2004, of which all 5,000 shares vested on November 15, 2009.

Dr. Tipton has received the following restricted stock grant:

•	a grant on July 31, 2007, of which all 13,433 shares will vest on July 31, 2010.

(3)	Based on a market value of $24.60 per share, the closing price of the Company’s common stock on September 30, 2009, the last trading day in the Company’s fiscal year 2009.

(4)	On September 15, 2008, each of the named executive officers, except for Mr. Lopez and Dr. Tipton, was issued a one-year performance share award enabling each such officer to receive the specified number of shares of our common stock to the extent predefined performance objectives were achieved during fiscal 2009. These awards were issued in connection with our fiscal 2009 officer performance share program and were unearned as of the end of fiscal 2009. As discussed in Compensation Discussion and Analysis above, none of the performance shares awarded to our named executive officers under that program vested, and the awards lapsed. Nevertheless, since the performance awards were outstanding at 2009 fiscal year end, pursuant to SEC rule, the value of these performance shares is disclosed at the “threshold” level.

(5)	Because cumulative performance for the three-year performance period applicable to these performance shares is below threshold, number of shares and payout value are reported at threshold.

2009 OPTION EXERCISES AND STOCK VESTED

The table below includes information related to options exercised by each of the named executive officers during fiscal 2009 and restricted stock awards that vested during fiscal 2009. The value realized for such options and restricted stock awards is also provided. For options, the value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options. For stock awards, the value realized on vesting is equal to the market price of the underlying shares at vesting.

	Option Awards		Stock Awards(1)
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired	Realized on
	Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)

Bruce J Barclay	—	—	25,438	$549,272
Philip D. Ankeny	—	—	5,052	$106,961
Paul A. Lopez	—	—	3,400	$83,750
Charles W. Olson	—	—	5,052	$106,961
Arthur J. Tipton, Ph.D.	—	—	8,001	$194,025

(1)	Includes shares awarded to each named officer pursuant to the Officer Performance Share Program for fiscal 2008 which vested in November 2008.

Potential Payouts Upon Termination or Change of Control

The Company entered into Change of Control Agreements with Bruce J Barclay, President and Chief Executive Officer, and Philip D. Ankeny, Senior Vice President and Chief Financial Officer, in April 2006 (which were amended in April 2009), with Paul A. Lopez, Vice President and President, Ophthalmology business unit, in November 2006, and with Arthur J. Tipton, Ph.D., President, SurModics Pharmaceuticals business unit, in July 2007. All of the agreements were approved by the Organization and Compensation Committee of the Board of Directors. Mr. Lopez’s Change of Control Agreement expired on November 15, 2009.

The agreements will be in effect for a term of three years unless a “change of control” (as such term is defined in the agreements) occurs within such three-year period, in which case the agreements will terminate twelve months following the occurrence of such a change of control. Following their amendment, the agreements with Mr. Barclay and Mr. Ankeny will now expire in 2012. Each agreement provides that the Company may terminate the employment of the executive, for any reason or no reason, at any time prior to the earlier of a change of control or the third anniversary of the agreement without obligation for severance benefits.

If within twelve months following the occurrence of a change of control, the executive’s employment with the Company is terminated either by the Company without cause or by the executive for good reason, then the executive is entitled to receive a severance payment equal to two and one-half times (in the case of Mr. Barclay), two times (in the case of Mr. Ankeny) or one times (in the case of Mr. Lopez and Dr. Tipton) the average cash compensation paid to the executive during the three most recent taxable years and to continue coverage under life, health, dental and disability benefit plans for up to eighteen months, except that following the amendment of the agreements with Messrs. Barclay and Ankeny, there is no continuing disability coverage. In addition, any unvested portions of the executive’s outstanding options or stock appreciation rights will immediately vest and become exercisable, any remaining forfeiture provisions on his outstanding restricted stock awards will immediately lapse, and a portion of the shares subject to his outstanding performance awards (excluding those awards not subject to the achievement of corporate or business objectives) will immediately vest and become payable. If any change of control benefit payable to the executive would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the executive will receive a tax gross-up payment sufficient to pay the initial excise tax applicable to such excess parachute payment.

In addition, Dr. Tipton entered into an Employment Agreement with the Company in July 2007. In the event that Dr. Tipton is terminated other than for Cause (as defined in the Employment Agreement), or if Dr. Tipton terminates his employment for Good Reason (as defined in the Employment Agreement), the Company is obligated to pay an amount equal to Dr. Tipton’s then-current base salary. Such amount is to be paid over the twelve months following termination, in accordance with the Company’s regular payroll schedule. The amounts due under Dr. Tipton’s Employment Agreement are in addition to any which would be payable under Dr. Tipton’s Change of Control Agreement after a termination following a change of control, and are conditioned upon Dr. Tipton’s satisfying the terms of the Employment Agreement, including refraining from disparaging the Company.

In addition, Mr. Lopez’s offer letter provides that in the event of a termination by the Company without cause at any time, Mr. Lopez will receive a payment equal to twelve months of base salary. In the event that such a termination comes after a change of control, only the payment due Mr. Lopez under the Change of Control Agreement (set forth in the table below) would be payable to Mr. Lopez.

The table below reflects estimated benefits for our named executive officers under the existing Change of Control Agreements and Dr. Tipton’s Employment Agreement, assuming that the change of control occurred on September 30, 2009.

		Accelerated Vesting
	Severance	Performance	Stock	Stock	Other	Estimated Tax
Name	Amounts(1)	Shares(2)	Options(3)	Awards(4)	Benefits(5)	Gross-Up(6)	Total

Bruce J Barclay	$1,227,832	$424,793	$0	$615,000	$18,621	$204,000	$2,490,246
Philip D. Ankeny	$540,368	$136,555	$0	$246,000	$18,621	$47,000	$988,544
Paul A. Lopez (7)	$313,523	$132,840	$0	$49,200	$19,071	$0	$514,634
Charles W. Olson	n/a	n/a	n/a	n/a	n/a	n/a	$0
Arthur J. Tipton, Ph.D.	$544.024	$162,778	$0	$330,452	$17,838	$45,000	$1,100.092

(1)	This amount is equal to two and one-half times (in the case of Mr. Barclay), two times (in the case of Mr. Ankeny) or one times (in the case of Mr. Lopez and Dr. Tipton) the average cash compensation paid to the executive during the three most recent taxable years. The average cash compensation means the executive’s annual base salary and cash incentive payments. In addition, Dr. Tipton’s amounts include an additional amount equal to one time Dr. Tipton’s base salary in accordance with the terms of his Employment Agreement. The amount shown for Dr. Tipton includes payments required under both his Change of Control Agreement as well as his Employment Agreement.

(2)	Represents the value of outstanding and unearned performance share awards, excluding those awards not subject to the achievement of corporate or business objectives.

(3)	Represents the market gain (intrinsic value) of unvested options as of September 30, 2009 at the closing price on that date of $24.60.

(4)	Represents the value of unvested restricted stock awards as of September 30, 2009 at the closing price on that date of $24.60.

(5)	Represents the estimated value of the continuation of coverage under life, health, dental and disability benefit plans (if applicable) for up to eighteen months.

(6)	This amount represents the estimated 280(G) tax gross-up payment.

(7)	Mr. Lopez’s Change of Control Agreement expired on November 15, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company, for the fiscal year ended September 30, 2009, all Section 16(a) filing requirements applicable to Insiders were complied with, except that a Form 4 for Mr. Barclay indicating a forfeiture of shares filed on December 4, 2008 was one day late.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of five of the Company’s outside directors listed below. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of The NASDAQ Stock Market that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by the rules of The NASDAQ Stock Market. Additionally, the Board of Directors has determined that Mr. Gerald B. Fischer qualifies as an “audit committee financial expert” under federal securities laws.

In accordance with the written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1) reviewed and discussed the audited financial statements with management;

(2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3) received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Gerald B. Fischer, Chairman
José H. Bedoya
Mary K. Brainerd
Susan E. Knight
John A. Meslow

Audit Fees.  The aggregate fees billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal years ended September 30, 2009 and September 28, 2008 were $350,000, and $395,798, respectively.

Audit-Related Fees.  The aggregate fees billed by Deloitte & Touche LLP for audit-related services rendered to the Company during fiscal 2009 and 2008 were $40,052 and $134,120, respectively. The audit-related fees in fiscal 2009 were related to consultation on the Company’s SEC comment letter and the PR Pharmaceuticals acquisition. The fees in fiscal 2008 were related to consultation on the Company’s SEC comment letter, review of financial reporting associated with the implementation of FIN 48, the Company’s acquisitions of Brookwood Pharmaceuticals, Inc. and BioFX Laboratories, Inc., as well as consultations regarding the Company’s collaborative research and license agreement with Merck & Co., Inc.

Tax Fees.  The aggregate fees billed by Deloitte & Touche LLP for tax-related services (tax compliance, tax planning, and tax advice) in fiscal 2009 and 2008 were $25,000 and $0, respectively. The tax-related services in fiscal 2009 related to analysis of the termination of the the Company’s collaborative research and license agreement with Merck & Co., Inc.

All Other Fees.  Deloitte & Touche Products Company LLC, an affiliate of Deloitte & Touche LLP billed $2,000 for training materials in each of fiscal 2009 and fiscal 2008.

The Company’s Audit Committee pre-approved all of the services described in each of the items above. In addition, the Audit Committee considered whether provision of the above non-audit services was compatible with maintaining Deloitte & Touche LLP’s independence and determined that such services did not adversely affect Deloitte & Touche LLP’s independence.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal #3)

The Audit Committee of the Board of Directors of the Company has appointed the firm of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending September 30, 2010, subject to ratification of this appointment by the stockholders of the Company. Deloitte & Touche LLP has acted as the Company’s independent auditors since fiscal 2002, and it is expected that at an Audit Committee meeting to be held prior to the Annual Meeting, such firm will be formally selected by the Audit Committee to serve as the Company’s independent auditors for the current fiscal year ending September 30, 2010. In the event that shareholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reevaluate their selection as the Company’s independent auditors for fiscal 2010.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from the Company’s shareholders.

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending September 30, 2010.

APPROVAL OF THE SURMODICS, INC. 2009 EQUITY INCENTIVE PLAN
(Proposal #4)

Background

On September 21, 2009, the Company’s Board of Directors authorized the adoption of the SurModics, Inc. 2009 Equity Incentive Plan (the “2009 Plan”) effective as of September 21, 2009, subject to the approval of the 2009 Plan by the Company’s stockholders. The Board believes that the adoption of the 2009 Plan would be in the best interests of the Company. The purpose of the 2009 Plan is to provide employees, directors and consultants with an incentive to put forth maximum efforts for the Company’s success and to provide a valuable means of attracting, retaining and aligning the interests of management, personnel and members of the Board with those of the Company’s shareholders, as well as attracting new management personnel when needed for future operations and growth. Under applicable Minnesota law, approval of the proposal requires the affirmative vote of the holders of a majority of the total votes cast on the proposal, provided that the total number of votes cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal.

Summary of the Plan

The text of the 2009 Plan is included as Appendix A to this proxy statement. The following description of the 2009 Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to the full text of the 2009 Plan.

Our 2003 Equity Incentive Compensation Plan (the “2003 Plan”) had approximately 341 shares available for issuance as of December 11, 2009. If the 2009 Plan is approved by the Company’s stockholders, no further awards will be made under the 2003 Plan. The number of shares of common stock of the Company available for awards under the 2009 Plan will be 1,500,000 plus the number of shares that have not yet been made subject to awards under the 2003 Plan as of the effective date of the 2009 Plan. In addition, to the extent that any award under the 2003 Plan is forfeited or terminates without vesting, expires or lapses without being exercised, the shares subject to such award shall be available for awards under the 2009 Plan. Including these amounts, as of the effective date of the 2009 Plan the total number of shares available for awards under the 2009 Plan will be approximately 1,500,341, not including shares added by virtue of subsequent forfeiture of awards previously made under the 2003 Plan. The 2009 Plan is very similar to the 2003 Plan, with the following principal changes:

•	the 2009 Plan explicitly prohibits transactions that would constitute a “repricing” under accounting rules unless those transactions are approved by shareholders;

•	the 2009 Plan provides that awards other than options or stock appreciation rights shall be counted against the number of available shares at a rate of 1.5 times the number of shares subject to such an award;

•	the maximum term to exercise options under the 2009 Plan is seven years, whereas the maximum term to exercise options under the 2003 Plan is ten years; and

•	under the 2009 Plan, shares forfeited to pay the exercise price of an option or to pay any withholding taxes will not be available for future grants.

The 2009 Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), regarding deductibility of executive compensation, discussed below.

The basic features of the 2009 Plan are as follows:

Administration

The 2009 Plan will be administered by the Board, or a committee of the Board of Directors (the “Board”), which shall consist of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, “outside directors” for purposes of Section 162(m) of the Code, and “independent directors” under the regulations of the NASDAQ Stock Market. Subject to the provisions of the 2009 Plan, the Board will have the power to make awards under the 2009 Plan and to determine when and to whom awards will be granted, and the form, amount, and other terms and conditions of each award. The Board will have the authority to interpret the 2009 Plan and any award or agreement made under the 2009 Plan; to establish, amend, waive, and rescind any rules and regulations relating to the administration of the 2009 Plan; to determine the terms and provisions of any agreements entered into under the 2009 Plan; and to make all other determinations necessary or advisable for the administration of the 2009 Plan. In addition, the Board of the Company may delegate authority to officers of the Company to grant and administer option grants under the 2009 Plan to participants (other than themselves) who are not officers or directors of the Company subject to the requirements of Section 16 of the Securities Exchange Act of 1934. With respect to participants outside the United States, the Board also has the authority under the 2009 Plan to modify the terms of awards held by such participants and take other actions in order to comply with the laws of other countries or the requirements of foreign securities exchanges.

Eligibility and Number of Shares

All non-employee directors of the Company and all employees of and qualified consultants and advisers to the Company and its affiliates will be eligible to receive awards under the 2009 Plan at the discretion of the Board. The Company currently has eight non-employee directors and the Company and its subsidiaries currently have approximately 248 employees eligible to participate in the 2009 Plan.

The total number of shares of common stock of the Company available for distribution under the 2009 Plan is 1,500,000 plus (i) the number of shares remaining available for grant under the 2003 Plan on the effective date of the 2009 Plan (subject to adjustment for future stock splits, stock dividends, and similar changes in the capitalization of the Company), and (ii) the number of shares subject to any awards under the 2003 Plan that are forfeited or terminate without vesting, expire or lapse without being exercised. Any shares subject to an award under the 2009 Plan, or to an award under the 2003 Plan that remains outstanding on the effective date of the 2009 Plan, that is forfeited, cancelled, or otherwise terminated will, to the extent of such forfeiture, cancellation or termination, again be available for award under the 2009 Plan. Shares used to satisfy the purchase price of an option or tax withholding obligations in connection with any form of award, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right will not be available for grant again under the 2009 Plan.

No participant may receive more than 200,000 shares subject to stock options or stock appreciation rights in any fiscal year of the Company under the 2009 Plan.

Awards under the 2009 Plan are to be evidenced by written or electronic agreements containing the terms and conditions of the awards. Such agreements may be amended unilaterally by the Company (with the approval of the Board) unless any such amendment would materially impair the rights of participants, in which case the consent of the participants would be required. In addition, no option or stock appreciation right award agreement may be amended to decrease the applicable option price or base price, nor may any other action be taken that would constitute a “repricing” of an option or stock appreciation right for accounting purposes, without the prior consent of the Company’s stockholders.

Types of Awards

The types of awards that may be granted under the 2009 Plan include incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and other stock-based awards.

Subject to certain restrictions applicable to incentive stock options, awards granted under the 2009 Plan will be exercisable by the participants at such times as are determined by the Board, but in no event may the term of an award be longer than seven years after the date of grant. In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the 2009 Plan are as follows:

Incentive and Nonqualified Stock Options.  Both incentive and nonqualified stock options may be granted to participants at such exercise prices as the Board, or the officers delegated authority to grant and administer options by the Board, may determine, but the exercise price for any option may not be less than 100% of the fair market value (as defined in the 2009 Plan) of a share of common stock of the Company as of the date the option is granted.

Stock options may be granted and exercised at such times as the Board, or the officers delegated authority to grant and administer options by the Board, may determine, except that (a) incentive stock options may be granted only to employees, (b) no incentive stock options may be granted more than ten years after the effective date of the 2009 Plan, (c) an option shall not be exercisable more than seven years after the date of grant, and (d) the aggregate fair market value of the shares of common stock of the Company with respect to which incentive stock options granted under the 2009 Plan and any other plan of the Company first become exercisable in any calendar year for any employee may not exceed $100,000, or such other limit as may be allowed by the Code. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of stock of the Company.

The purchase price payable upon exercise of options may be paid in cash, or, if the Board permits, (i) payment under a broker-assisted sale and remittance program acceptable to the Board, (ii) by withholding shares otherwise issuable to the participant upon exercise of the option, or (iii) by delivery of shares of common stock already owned by the participant (in each case, such shares having a fair market value as of the date the option is exercised equal to the purchase price of the shares being purchased), or a combination thereof, unless otherwise provided in the participant’s option agreement.

Upon the termination of a participant’s employment, the unvested portions of all of the participant’s options will be forfeited, and a limited period of time after termination will generally be provided during which the vested portions of the options may be exercised. This period will generally be six months after termination if employment ends because of the participant’s death or disability, and three months after termination if employment ends for any other reason. These periods may not, in any case, extend beyond the expiration date of an option, and may be varied by the terms of the applicable award agreements.

Stock Appreciation Rights.  A stock appreciation right granted to a participant entitles the recipient to receive the excess of (i) the fair market value of a specified number of shares of common stock on the date of exercise, over (ii) a specified exercise price which shall not be less than the fair market value of a share of common stock of the Company on the date of the grant, subject to any limitations upon the amount or percentage of total appreciation that the Board may determine at the time the right is granted. A stock appreciation right may be paid in cash, shares of common stock of the Company or a combination of cash and shares as determined by the Board. No stock appreciation right may be exercised more than ten years after its date of grant. Stock appreciation rights may be exercised after a termination of employment in accordance with the same rules applicable to options.

Performance Shares.  Performance share awards entitle the participant to future payments of shares of common stock of the Company based upon the achievement of specified levels of one or more performance measures over the course of a performance period determined by the Board. Performance periods of awards can vary (e.g. one year or three year performance periods) and will be specified in a recipient’s award agreement. Such performance goals will be based on one or any combination of the following criteria: (i) revenue; (ii) net income; (iii) shareholders equity; (iv) earnings per share; (v) return on equity; (vi) return on assets; (vii) total shareholder return; (viii) net operating income; (ix) cost controls; (x) cash flow; (xi) operating cash flow; (xii) increase in revenue; (xiii) economic value added; (xiv) increase in share price or earnings; (xv) return on investment; (xvi) return on invested capital; (xvii) department or business unit performance goals; (xviii) client contracting goals; (xix) technological and business development milestones and contracting goals; (xx) increase in market share; (xxi) regulatory, clinical or commercial milestones; and (xxii) quality control, and may relate to performance by the Company or any subsidiary, affiliate, division or business unit of the Company. The Board may define the manner of calculating the performance criteria it chooses to use in any performance period, including the use of “non-GAAP” adjustments to such criteria. Each performance share has an initial value equal to the fair market value of a share of common stock of the Company on the date of grant. Unless otherwise provided in an applicable award agreement, a participant will forfeit all such awards if employment ends during the performance period.

Restricted Stock Awards and Restricted Stock Units.  The Board may grant participants shares of common stock of the Company that are subject to such transfer and other restrictions as the Board may determine, along with a risk of forfeiture. The Board may also grant participants restricted stock units, each of which provides a participant the right to receive a share of common stock of the Company after satisfaction of vesting conditions, and which are also subject to restrictions and a risk of forfeiture. Awards of restricted stock provide the participant with dividends and voting rights prior to vesting, but the dividends shall be subject to the same restrictions and risk of forfeiture as the underlying shares.

Other Stock-Based Awards.  The Board may also grant other awards that are valued in whole or in part by reference to, or are otherwise based on and/or payable in, shares of common stock of the Company. The Board has the discretion to determine the terms and conditions of these other stock-based awards so long as they are consistent with the vesting requirements and other provisions and purposes of the 2009 Plan.

Transferability

During the lifetime of a participant to whom an award is granted, only such participant (or, if so provided in the applicable agreement in the case of a nonqualified stock option or a stock appreciation right, a permitted transferee as hereafter described) may exercise an option or stock appreciation right or receive payment with respect to performance shares or any other award. No award (other than an award of stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so will not be effective, except that (a) an award may be transferable to a successor in the event of a participant’s death, (b) a nonqualified stock option may be transferable pursuant to a qualified domestic relations order, and (c) an award agreement may provide that a nonqualified stock option or a stock appreciation right may be transferable to members of the participant’s immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, so long as the participant receives no consideration for the transfer.

Duration, Adjustments, Modifications, Terminations

The 2009 Plan will remain in effect until all shares of common stock of the Company subject to the 2009 Plan are distributed, the tenth anniversary of the date of shareholder approval of the 2009 Plan, or the 2009 Plan is terminated as described below.

In the event of a stock dividend, stock split, or other recapitalization that is considered an “equity restructuring” for accounting purposes, the Board shall cause there to be made an equitable adjustment to the number and type of securities reserved for issuance under the 2009 Plan, and to outstanding awards (including without limitation the number and kind of securities to which such awards are subject, and the exercise or strike price of such awards) to the extent such awards would not otherwise automatically adjust in the equity restructuring. The Board has the discretion to make similar adjustments in connection with other changes in the Company’s capitalization, including due to a merger or consolidation.

The 2009 Plan also gives the Board the right to amend, terminate or suspend the 2009 Plan, except that no amendment shall be effective without stockholder approval if such approval is required by applicable laws or regulations or the rules of the principal securities exchange on which the Company’s common stock is listed. No amendment or modification of the 2009 Plan shall materially impair the rights of any participant under any previously granted award without the consent of the participant, unless the amendment or modification is made to comply with applicable law.

In the event of a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, or a statutory share exchange involving capital stock of the Company, the Board has the discretion, but not the obligation, to take certain actions in accordance with the terms of the 2009 Plan.

Federal Tax Considerations

Certain federal income tax consequences applicable to awards under the 2009 Plan are summarized below.

Incentive Stock Options.  No federal income tax is payable by a participant upon the grant of an incentive stock option and we are not entitled to claim a tax deduction at the time of grant. When an optionee exercises an incentive stock option while employed by us or within the three-month (six months for disability) period after termination of employment, no ordinary income will be recognized by the optionee at that time. If the shares acquired upon exercise are not disposed of until more than one year after the date of exercise and more than two years after the date of grant, the excess of the sale proceeds over the aggregate exercise price of such shares will be a long-term capital gain to the optionee, and we will not be entitled to a tax deduction under such circumstances. Except in the event of death, if the shares are disposed of before the end of the one- or two-year holding periods (a “disqualifying disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but generally not more than the amount of gain realized on the disposition) will be ordinary income to the optionee at the time of such disqualifying disposition. We generally will be entitled to a federal tax deduction equal to the amount of ordinary income recognized by the optionee. If the optionee pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for the shares have not been met, the optionee will be treated as having made a disqualifying disposition of the shares, and the tax consequences of this disqualifying disposition will be as described for nonqualified stock options.

For alternative minimum tax purposes, an incentive stock option will be treated as if it were a nonqualified stock option, the tax consequences of which are discussed below.

Nonqualified Stock Options.  A participant will have no taxable income, and the Company will not be entitled to any related deduction, at the time a nonqualified stock option is granted under the 2009 Plan. At the time of exercise of a nonqualified stock option, the participant will realize ordinary income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the stock on the date of exercise over the option exercise price. Upon disposition of the shares, any additional gain or loss realized by the participant after exercise will be taxed as a capital gain or loss.

Stock Appreciation Rights and Performance Awards.  Generally, (a) the participant will not realize income upon the grant of a stock appreciation right or performance share, (b) the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash or shares of common stock are delivered to the participant upon exercise of a stock appreciation right or in payment of the performance award, and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance. Upon disposition of shares received by a participant upon exercise of a stock appreciation right or in payment of a performance or cash-based award, the participant will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the participant.

Restricted Stock.  Unless the participant files an election to be taxed under Section 83(b) of the Code, (a) the participant will not realize income upon the grant of restricted stock, (b) the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions lapse, and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions lapse. If the participant files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the lapse of the restrictions.

When the participant disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the participant realizes ordinary income will be treated as a capital gain or loss.

Restricted Stock Units.  A recipient of restricted stock units will not recognize taxable income upon the making of the grant and the Company will not be entitled to a deduction at such time. Upon payment or settlement of a restricted stock unit award, the participant will recognize ordinary income equal to the value of the shares received and the Company will be entitled to a corresponding deduction.

Section 162(m).  Compensation of the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” will be exempt from Section 162(m), thus allowing the Company the full tax deduction otherwise permitted for such awards. If approved by the Company’s stockholders, the 2009 Plan will enable the Board to grant awards that will be exempt from the deduction limits of Section 162(m) of the Code.

New Plan Benefits

Following approval by the Board of the 2009 Plan, certain awards were made to executive officers which are contingent on approval of the 2009 Plan. When and if this proposal is approved, it is anticipated that initial awards under the 2009 Plan will result in the benefits described in the table below. The awards will become exercisable with respect to 25% on each of the first four anniversaries following the date of their contingent grant. In the event that the 2009 Plan is not approved, all awards granted under it will be forfeited.

SurModics, Inc. 2009 Equity Incentive Plan

Name	Dollar Value ($)(1)	Number of Shares

Bruce J Barclay	$525,000	56,880
Philip D. Ankeny	$168,750	18,283
Paul A. Lopez	$168,750	18,283
Charles W. Olson	$168,750	18,283
Arthur J. Tipton, Ph.D.	$168,750	18,283
All executive officers as a group (12 persons)	$2,118,765	229,552
All directors who are not executive officers as a group (8 persons)	—	—
All nominees for director	—	—
All employees as a group	$2,118,765	229,552

(1)	The value of the stock options is the fair value of such options calculated using the Black-Scholes option pricing model on the date of grant.

Equity Compensation Plan Information

The following table provides information related to the Company’s equity compensation plans in effect as of September 30, 2009:

					(c)
					Number of Securities
	(a)		(b)		Remaining Available for
	Number of Securities to		Weighted-Average		Future Issuance Under
	be Issued Upon Exercise		Exercise Price of		Equity Compensation
	of Outstanding Options,		Outstanding Options,		Plans (Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights		Reflected in Column (a))

Equity compensation plans approved by shareholders	1,975,011	(1)	$33.24	(1)	73,256	(2)
Equity compensation plans not approved by shareholders	0		N/A		0

Total	1,975,011		$33.24		73,256

(1)	Excludes shares that may be issued under the Company’s 1999 Employee Stock Purchase Plan, but includes amounts reserved for previously-granted restricted stock and performance share awards under the 2003 Equity Incentive Plan.

(2)	Includes 50,584 shares available for future issuance under the amended and restated 2003 Equity Incentive Plan. This amount includes 31,655 one-year performance shares which depended on fiscal 2009 performance and which were determined to have lapsed following the conclusion of fiscal 2009. There are 22,672 shares available under the 1999 Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SURMODICS, INC. 2009 EQUITY INCENTIVE PLAN.

APPROVAL OF AN AMENDMENT TO THE SURMODICS, INC.
1999 EMPLOYEE STOCK PURCHASE PLAN
(Proposal #5)

Background

On November 30, 2009, the Board of Directors approved an increase in the number of shares of common stock available for issuance under the SurModics, Inc. 1999 Employee Stock Purchase Plan (the “ESPP”) from 200,000 to 400,000 shares, subject to shareholder approval. The ESPP is a stock-plan that generally allows employees of SurModics and its subsidiaries to purchase shares of SurModics stock at a discount. As of September 30, 2009, 22,672 shares of common stock were available for issuance under the ESPP.

The Board of Directors believes that the ESPP has played an important role in retaining employees and giving employees a sense that they have an important stake in the Company’s success. In 1999 the Board of Directors adopted the ESPP, subject to shareholder approval, which was granted at the Company’s 2000 annual meeting of shareholders. The ESPP is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Under applicable Minnesota law, approval of the proposal requires the affirmative vote of the holders of a majority of the total votes cast on the proposal, provided that the total number of votes cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. Our Board of Directors recommends that shareholders approve the amendment to increase by 200,000 the number of shares available for purchase under the ESPP. A vote against this proposal will mean that the number of shares reserved for issuance under the ESPP will remain at 200,000.

Summary of the Plan

The text of the existing ESPP, as amended and restated by the Board to incorporate the proposed amendment (the “Amended ESPP”), is included as Appendix B to this proxy statement. The following description of the ESPP is only a summary of certain provisions thereof and is qualified in its entirety by reference to the full text of the Amended ESPP.

Description of the ESPP

Administration.  The administration of the ESPP is vested in the Board of Directors (the “Board”) or such Committee as the Board of Directors shall appoint. Subject to the express provisions of the ESPP, the Board has authority, in its discretion, to interpret and construe any and all provisions of the ESPP, adopt rules and regulations for administering the ESPP and make all other determinations deemed necessary or advisable for administering the ESPP.

Eligibility and Participation.  All employees of SurModics and all of its subsidiaries are eligible to participate in the ESPP. To be eligible to participate in the ESPP, an employee must customarily work more than twenty hours per week. No employee is permitted to purchase more than $25,000 of SurModics common stock in any calendar year (based upon the fair market value of the stock as determined at the beginning of each purchase phase under the ESPP). In addition, no employee shall be eligible if after the purchases under the ESPP the employee would possess more than 5% of the outstanding voting power of SurModics. Currently, approximately 237 employees are eligible to participate in the ESPP.

Participation in the ESPP is voluntary. An eligible employee may elect to participate in the ESPP for any purchase phase by completing the requisite payroll deduction form and delivering it to Human Resources no later than the date specified by the Company’s Vice President, Human Resources, which shall be prior to the beginning date of the purchase phase. An employee may also change his or her participation for any subsequent purchase phase by submitting a new payroll deduction form during the enrollment period prior to that purchase phase. An employee who elects to participate in the ESPP for any purchase phase will be deemed to have elected to participate in the ESPP for each subsequent consecutive purchase phase unless he or she elects to discontinue payroll deductions during a purchase phase or exercises his or her right to withdraw all amounts previously withheld. In this event, the employee must submit a change of election form or a new payroll deduction form, as applicable, to participate in the ESPP for any subsequent purchase phase.

Duration and Purchase Phases.  The ESPP began on November 15, 1999, and will terminate on February 28, 2010, unless this amendment is approved by shareholders. The ESPP is carried out in a series of consecutive phases, which are one year in duration, however if the Amended ESPP is approved by shareholders, the Board will have the discretion to change the duration of the phases. The purchases are made annually at the end of a phase, and each phase commences immediately after the previous phase has ended.

Before the commencement of each phase, employees may elect to have from 1% to 10% of their cash compensation withheld each pay period. An employee may not increase his or her elected percentage for a phase after the delivery deadline, but an employee may reduce or discontinue entirely his or her elected percentage for the phase one time during a phase by filing an amended election form. At the end of the phase, each employee’s contributions shall be used to purchase whole shares of SurModics common stock using all of the funds the employee has had withheld during the phase. The purchase price per share is the lesser of (i) 85% of the fair market value of a share of SurModics common stock as of the commencement date of the phase; or (ii) 85% of the fair market value of such stock as of the termination date of the phase. The fair market value of SurModics common stock on September 30, 2009 was $24.60 per share.

Withdrawal and Termination of Employment.  An employee may, preceding the termination date of a phase, withdraw all payroll deductions then credited to his or her account by giving written notice to the Company. Upon receipt of the notice of withdrawal, all payroll deductions credited to the employee’s account will be paid to him or her, with interest at the Federal Discount Rate as quoted in the Wall Street Journal as of the commencement date of the purchase phase, compounded monthly, from the commencement date of the purchase phase through the date of payment, and no further payroll deductions will be made for such employee during that phase. Partial withdrawals of payroll deductions are not permitted.

If an employee’s employment is terminated for any reason prior to the termination date of any phase in which he or she is participating, whether voluntarily or involuntarily, no purchases will be made under the ESPP for the employee and the payroll deductions credited to his or her account will be returned to the employee without interest.

Adjustments, Amendments and Termination.  Under the ESPP, if the issued and outstanding shares of SurModics common stock are changed into or exchanged for a different number or kind of shares or securities of SurModics or of another issuer through a reorganization, merger, consolidation, divestiture (including a spin-off), liquidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure, the Board shall, in its sole discretion, subject to any required shareholder approval, adjust the number and kind of securities subject to, and reserved under, the ESPP, and adjust the number and kind of securities subject to such outstanding options and, where applicable, the exercise price per share for such securities.

In the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, divestiture (including a spin-off), liquidation, reclassification or extraordinary dividend, after which the Company is not the surviving corporation, the Board may, in its sole discretion, at the time of adoption of the plan for such transaction, provide for one or more of the following: (i) the acceleration of the exercisability of outstanding options granted at the commencement of the phase then in effect, to the extent of the accumulated payroll deductions made as of the date of such acceleration; (ii) the complete termination of the ESPP and a refund of amounts credited to the employees’ accounts; or (iii) the continuance of the ESPP only with respect to completion of the then current phase and the exercise of options thereunder.

The ESPP may be terminated at any time by the Board of Directors provided that (except as set forth above in the event of certain corporate transactions) no termination will take effect with respect to any completed phase. Also, the Board of Directors may amend the ESPP as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Code or other applicable laws or regulations, provided that no such amendment shall, without prior approval of shareholders:

•	increase the total number of shares for which options may be granted under the ESPP (except as set forth above in the event of certain corporate transactions);

•	change the definition or class of employees eligible to participate in the ESPP; or

•	materially increase the benefits accruing to employees under the ESPP.

Plan Benefits

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deduction. Accordingly, future purchases under the ESPP are not determinable. The table below sets forth certain information regarding benefits under the ESPP since its adoption.

	Benefits Since January 15, 2000
	Number of Shares	Average Purchase
Name	Purchased	Price Per Share

Bruce J Barclay	4,992	$22.52
Philip D. Ankeny	4,407	$22.65
Paul A. Lopez	1,043	$32.23
Charles W. Olson	350	$23.56
Arthur J. Tipton, Ph.D.	1,632	$15.31
All executive officers as a group (12 persons)	26,852	$22.12
All directors who are not executive officers as a group (8 persons)	—	—
All nominees for director	—	—
All employees as a group	177,328	$21.09

Federal Income Tax Consequences

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, an eligible employee recognizes no taxable income upon the consummation of a purchase under the ESPP. The employee does not recognize taxable income until there is a sale or other disposition of the shares acquired under the plan or in the event the participant should die while still owning the purchased shares. In addition, certain favorable tax consequences may be available to the optionee if shares purchased pursuant to the ESPP are not disposed of by the optionee within two years after the date the option was granted. The Company generally will not receive an income tax deduction upon either the grant or exercise of the option.

If an employee sells the shares before the two-year holding period is satisfied, the sale is treated as a “disqualifying disposition.” The consequences of a disqualifying disposition are that the employee has ordinary income in the year of the disposition equal to the discount on the price paid for the shares, regardless of the value of the shares at that time. Any additional gain or loss on the sale is treated as short- or long-term capital gain or loss, depending on how long the employee has held the shares after the date he or she purchased them. (If the shares are held for a year or longer, the gain or loss will be long-term.) SurModics will be entitled to a deduction equal to the amount that the employee includes into ordinary income, subject to SurModics’ requirement to report the income. SurModics is entitled to this deduction for its taxable year within which the employee’s taxable year ends during which the disqualifying disposition occurred.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO THE SURMODICS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN.

OTHER BUSINESS

Neither management nor the Board knows of any matters to be presented at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2011 annual meeting of shareholders must be received by the Company by August 25, 2010, to be considered for inclusion in the Company’s Proxy Statement and related Proxy for the 2011 annual meeting. Any other shareholder proposal intended to be presented at the 2011 annual meeting, but not included in the Company’s Proxy Statement and Proxy must be received by the Company on or before November 10, 2010.

ANNUAL REPORT

A copy of the Company’s Annual Report to Shareholders, including its Annual Report on Form 10-K containing financial statements for the fiscal year ended September 30, 2009, accompanies this Notice of Meeting and Proxy Statement. No part of the Annual Report, including any portion of the Annual Report on Form 10-K, is incorporated herein and no part thereof is to be considered proxy soliciting material.

EXHIBITS TO FORM 10-K

The Company will furnish to each person whose Proxy is being solicited, upon written request of any such person, a copy of any exhibit described in the exhibit list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to the Company’s furnishing such exhibit(s). Requests for copies of such exhibit(s) should be directed to Mr. Philip D. Ankeny, Senior Vice President and Chief Financial Officer, at the Company’s principal address.

BY ORDER OF THE BOARD OF DIRECTORS

Robert C. Buhrmaster
Chairman of the Board

Dated: December 23, 2009
Eden Prairie, Minnesota

Appendix A

SURMODICS, INC.

2009 EQUITY INCENTIVE PLAN

1. Purpose.  The purpose of the SurModics, Inc. 2009 Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing key personnel of, and advisors to, the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company. The opportunity to acquire a proprietary interest in the Company will aid in attracting, motivating and retaining key personnel and advisors, including Non-Employee Directors, and will align their interests with those of the Company’s shareholders.

2. Definitions.  The capitalized terms used in the Plan have the meanings set forth below.

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

(b) “Agreement” means any written or electronic agreement, instrument or document evidencing the grant of an Award in a form approved by the Committee, including all amendments thereto.

(c) “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means the Participant’s (i) incompetence or failure or refusal to perform satisfactorily any duties reasonably required of the Participant by the Company; (ii) violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment, regulatory directive or agreement; (iii) commission or omission of, or engaging in, any act or practice that constitutes a material breach of the Participant’s fiduciary duty to the Company, involves personal dishonesty on the part of the Participant or demonstrates a willful or continuing disregard for the best interests of the Company; (iv) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company, its business or any of its customers, employees or vendors; (v) any failure of the Participant to materially conform to the Company’s Code of Ethics and Business Conduct; or (vi) the Participant’s material breach of any confidentiality, non-disclosure, non-solicitation, non-competition, invention assignment or similar agreement with the Company or any Affiliate.

(f) “Change in Control” means one of the following:

(1) Any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided, however, that the following shall not constitute a Change in Control:

(A) any acquisition of beneficial ownership by the Company or a subsidiary of the Company;

(B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

(C) any acquisition or beneficial ownership by any corporation (including without limitation an acquisition in a transaction of the nature described in part (3) of this definition) with respect to which, immediately following such acquisition, more than 65%, respectively, of (x) the combined voting power of the Company’s then outstanding Voting Securities and (y) the Company’s then outstanding Common Stock is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Common Stock, respectively, of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Common Stock, as the case may be, immediately prior to such acquisition;

(D) any acquisition of Voting Securities or Common Stock directly from the Company; or

(E) any acquisition of beneficial ownership by the Participant or a group, acting in concert, that includes the Participant;

(2) Continuing Directors shall not constitute a majority of the members of the Board. For purposes of this Plan, “Continuing Directors” means: (A) individuals who, on the effective date of this Plan, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the effective date of this Plan for whose election proxies shall have been solicited by the Board or (C) any individual elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, provided that a “Continuing Director” shall not include an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person other than the Board; or

(3) Consummation of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Common Stock immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 65% of, respectively, (x) the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and (y) the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Common Stock, as the case may be; provided, however, that such a transaction shall not be deemed to be a Change in Control with respect to a Participant if a majority of the then combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, exchange or disposition of assets referred to above, by the Participant or by a group, acting in concert, that includes the Participant.

Notwithstanding the foregoing, for purposes of Awards hereunder that are subject to the provisions of Code Section 409A, no Change in Control shall be deemed to have occurred upon an event described in clauses (1) through (3) above that would have the effect of changing the time or form of payment of such Award unless such event would also constitute a change in the ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company for purposes of Code Section 409A.

(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

(h) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3 hereof, each member of which shall be (i) an independent director within the meaning of the rules and regulations of The NASDAQ Stock Market, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an “outside director” for purposes of Code Section 162(m).

(i) “Common Stock” means the common stock, par value $.05, of the Company.

(j) “Company” means SurModics, Inc., a Minnesota corporation, or any successor thereto.

(k) “Continuing Directors” has the meaning set forth in Section 2(f)(2).

(l) “Corporate Transaction” means (i) dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company, or (iii) a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation.

(m) “Disability” means, unless otherwise defined in an Agreement, any medically determinable physical or mental impairment that causes the Participant to be unable to carry out his job responsibilities for a continuous period of more than six months, in the sole determination of the Committee.

(n) “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(p) “Fair Market Value” of a Share means the closing sale price of a Share on the NASDAQ Global Select Market (or such other national securities exchange as may at the time be the principal market for the Shares) on the date of determination (or if no sale occurred on that day, on the next preceding day on which a sale of Shares occurred). If the Shares are not then listed and traded upon a national securities exchange but are regularly quoted on an automated quotation system or by a recognized securities dealer, Fair Market Value of a Share shall be the closing sale price (or the average of the high bid and low asked prices if selling prices are not reported) on such system or by such dealer on the date of determination (or if no such prices were reported on that day, on the last day such prices were reported). In the absence of an established market for the Shares as described above, Fair Market Value of a Share will be what the Committee determines in good faith and in a manner consistent with Code Section 409A to be 100% of the fair market value of a Share on that date.

(q) “FAS 123R” has the meaning set forth in Section 17.

(r) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(s) “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422.

(t) “Non-Employee Director” means a member of the Board who is not an Employee.

(u) “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(v) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price.

(w) “Other Stock-Based Award” means an Award described in Section 12 of this Plan.

(x) “Parent” means a “parent corporation,” as defined in Code Section 424(e), of the Company.

(y) “Participant” means a person to whom an Award is or has been made in accordance with the Plan.

(z) “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Code Section 162(m)(3)) and that is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m)(4)(C).

(aa) “Performance Measures” means any measures of performance established by the Committee that must be satisfied as a condition precedent to the vesting of an Award of Performance-Based Compensation. Performance Measures shall consist of any one, or a combination of, the following attributes of the Company: (i) revenue; (ii) net income; (iii) shareholders equity; (iv) earnings per share; (v) return on equity; (vi) return on assets; (vii) total shareholder return; (viii) net operating income; (ix) cost controls; (x) cash flow; (xi) operating cash flow; (xii) increase in revenue; (xiii) economic value added; (xiv) increase in share price or earnings; (xv) return on investment; (xvi) return on invested capital; (xvii) department or business unit performance goals; (xviii) client contracting goals; (xix) technological and business development milestones and contracting goals; (xx) increase in market share; (xxi) regulatory, clinical or commercial milestones; and (xxii) quality control, in all cases including, if selected by the Committee, threshold, target and maximum levels. Any Performance Measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.

(bb) “Performance Period” means the period of time, as specified in an Agreement, during which Performance Measures must be achieved.

(cc) “Performance Shares” means the right to receive a designated number of Shares upon the achievement of specified levels of one or more Performance Measures as provided in this Plan and the applicable Agreement.

(dd) ‘‘Prior Plan” means the SurModics, Inc. 2003 Equity Incentive Plan, as amended and restated.

(ee) ‘‘Plan” has the meaning set forth in Section 1.

(ff) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(gg) “Restricted Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(hh) “Securities Act” means the Securities Act of 1933, as amended and in effect from time to time.

(ii) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services, or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(jj) “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate.

(kk) “Share” means a share of Common Stock.

(ll) “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(mm) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(nn) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the company or any Affiliate combines.

(oo) “Successor” means the guardian or legal representative of an incompetent Participant, or if the Participant is deceased, means the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciate Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.

(pp) “Termination Date” has the meaning set forth in Section 16(b).

(qq) “Transferee” means any “family member” (as defined by Rule 701(c)(3) under the Securities Act) of the Participant.

(rr) ‘‘Voting Securities” has the meaning set forth in Section 2(f)(1).

3. Administration of the Plan.

(a) Administration.  The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b) Scope of Authority.  Subject to the terms of the Plan, the Committee shall have the exclusive authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2) cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 16(c) and (d); and

(3) establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan.

Notwithstanding anything in this Plan to the contrary, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.

(c) Acts of the Committee; Delegation.  A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to determine and administer Awards to Participants who are not subject to Section 16 of the Exchange Act to one or more persons who are either Non-Employee Directors or executive officers of the Company.

(d) Finality of Decisions.  The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan, and all related decisions or resolutions of the Board or Committee, shall be final and binding on all parties with an interest therein.

(e) Indemnification.  Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan in accordance with Section 3(c), shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and (ii) any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Certificate of Incorporation or Bylaws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4. Shares Available Under the Plan.

(a) Maximum Shares Available.  Subject to Sections 4(b) and 4(c), and to adjustment as provided in Section 17, a total of 1,500,000 Shares shall be authorized for grant under the Plan. All Shares authorized for grant under this Plan may be granted as Incentive Stock Options. In determining the number of Shares to be counted against this limit in connection with any Award, the following rules shall apply:

(1) Each Share that is subject to an Award of Options or Stock Appreciation Rights shall be counted against the Shares available for distribution under this Plan as one Share.

(2) Each Share (or security that is convertibly into, or equivalent to, a Share) that is subject to any Award other than Options or Stock Appreciation Rights shall be counted against the Shares available for distribution under this Plan as one and one-half (1.50) Shares.

(3) Where the number of Shares subject to the Award is variable on the Grant Date, the number of Shares to be counted against the limit prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.

(4) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the limit prior to the settlement of the Award shall be the largest number of Shares that would be counted against the limit under either of the Awards.

(b) Effect of Forfeitures and Other Actions.  To the extent that any Award is forfeited or terminates without vesting, or any Option or Stock Appreciation Right terminates, expires or lapses without being exercised, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan. Shares tendered or withheld to pay the exercise price of an Option or to pay any tax withholding related to any Award will count against the limitations set forth in Section 4(a) and will not be added back to the Shares available under the Plan. When a Stock Appreciation Right that may be settled for Shares is exercised, the number of Shares subject to the Agreement shall be counted against the number of Shares available for issuance under the Plan as one Share for every Share subject thereto, regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

(c) Forfeitures Under Prior Plan.  To the extent that any stock option or restricted stock award is forfeited or terminates without vesting, or any stock option terminates, expires or lapses without being exercised, under the Prior Plan, the Shares subject to such stock option or restricted stock award not delivered as a result thereof shall be available for Awards under the Plan. Notwithstanding the foregoing, Shares tendered or withheld to pay the exercise price of a stock option or to pay tax withholding on an award under the Prior Plan will not be added back to the Shares available under the Plan.

(d) Source of Shares.  Shares issued under the Plan shall be authorized and unissued Shares. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, pay cash in lieu of any fractional Share in settlement of an Award.

(e) Individual Option and SAR Limit.  The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 200,000.

5. Eligibility.  Participation in the Plan shall be limited to (i) Service Providers and (ii) any individual the Company desires to induce to become a Service Provider, so long as any such inducement grant is contingent upon such individual becoming a Service Provider. Notwithstanding the foregoing, Incentive Stock Options may only be granted to Employees.

6. General Terms of Awards.

(a) Award Agreement.  Except for Other Stock-Based Awards that involve only the immediate issuance of unrestricted and fully vested Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award.

(b) Vesting and Term.  Each Agreement shall set forth the period until the applicable Award is scheduled to expire and any applicable Performance Period. The Committee may provide for such vesting conditions as it may determine.

(c) Transferability.  Except as provided in this Section 6(c), (i) during the lifetime of a Participant only the Participant (or that Participant’s Successor) may exercise an Option or Stock Appreciation Right, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than to a Successor in the event of a Participant’s death. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred or assigned pursuant to a divorce decree or a domestic relations order, and may be transferable, to the extent permitted by law, to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee or Successor.

(d) Termination of Service.  Unless otherwise provided in an Agreement, and subject to Section 13 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):

(1) Upon termination of Service for Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited and terminated without consideration;

(2) Upon termination of Service for any reason other than for Cause, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited and terminated without consideration;

(3) Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised within three months of the date of such termination; or

(4) Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised within six months of the date of such termination.

(e) Rights as Shareholder.  No Participant, Successor, or Transferee shall have any rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant, Successor, or Transferee becomes the holder of record of the Shares, if any, to which the Award relates.

(f) Performance-Based Awards.  Any Award may be granted as Performance-Based Compensation if the Committee establishes one or more Performance Measures upon which vesting, the lapse of restrictions or settlement in solely in Shares is contingent. With respect to any Award intended to be Performance-Based Compensation, the Committee shall establish and administer Performance Measures in the manner described in Section 19.

7. Restricted Stock Awards.

(a) Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its sole discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award.

(b) Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Common Stock certificates issued in the name of the Participant. Any such Common Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the transfer restrictions and restrictive legend applicable to any book-entry evidencing such Shares will be removed, or a certificate for the Shares bearing no restrictive legend shall be delivered to the Participant or a Successor or a Transferee.

(c) Except as otherwise provided in this Plan or the applicable Agreement, a Participant with a Restricted Stock Award shall have all the other rights of a shareholder, including the right to receive dividends and the right to vote the Shares of Restricted Stock. Except as otherwise provided in this Plan or the applicable Agreement, any Shares or property other than regular cash dividends distributed with respect to unvested Shares subject to a Restricted Stock Award shall be subject to the same conditions and restrictions as the underlying Shares. Notwithstanding the foregoing, cash dividends on Shares subject to Restricted Stock or Restricted Stock Units Awards that have performance vesting provisions shall be subject to the same conditions and restrictions as the related Shares.

8. Restricted Stock Unit Awards.  A Restricted Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Unit Award. Following the vesting of a Restricted Stock Unit Award, payment to the Participant shall be made in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. Such payment shall either comply with the provisions of Code Section 409A or be made within such time period after vesting as will qualify such payment for the “short-term deferral” exemption from Code Section 409A.

9. Stock Option Awards.

(a) Type and Exercise Price.  The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date.

(b) Payment of Exercise Price.  The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee. The purchase price may be paid in cash or, if the Committee so permits, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased), or a combination thereof, unless otherwise provided in the Agreement. A Participant exercising an Option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

(c) Exercisability and Expiration.  Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable more than seven years after its Grant Date. In no event shall any Option be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

(d) No Reload Options.  Options will not be granted under the Plan in consideration for, and the grant of Options will not be conditioned on, the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

(e) Incentive Stock Options.

(1) An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 (or such other limit as may be required by the Code to qualify the Option as an Incentive Stock Option). To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option.

(2) No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

(3) The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

10. Stock Appreciation Rights.

(a) Nature of Award.  An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or a Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified exercise price that shall not be less than 100% of the Fair Market Value of such Shares on the Grant Date of the Stock Appreciation Right.

(b) Exercise of SAR.  Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement; provided that no Stock Appreciation Right shall be exercisable more than ten years after its Grant Date. No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant (or a Successor or Transferee) shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

11. Performance Shares.

(a) Initial Award.

(1) An Award of Performance Shares under the Plan shall entitle the Participant (or a Successor or Transferee) to future payments of Shares based upon the achievement of specified levels of one or more Performance Measures over the course of the relevant Performance Period. The Agreement shall specify the nature and requisite level(s) of achievement for each Performance Measure and the length of the Performance Period applicable to an Award of Performance Shares, and may provide that a portion of the Shares for a Participant’s Award will be issued for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the issuance, which shall either comply with the provisions of Code Section 409A or be in a lump sum occurring within the period necessary to cause it to qualify as a “short-term deferral” within the meaning of Code Section 409A.

(2) Following the conclusion or acceleration of each Performance Period, the Committee shall determine (i) the extent to which Performance Measures have been attained; (ii) the number of Performance Shares that have been earned and the value thereof; and (iii) the extent to which any other terms and conditions with respect to an Award relating to the Performance Period have been satisfied.

(b) Acceleration and Adjustment.  The Agreement may permit an acceleration of the Performance Period and an adjustment of Performance Measures and issuance of Shares with respect to some or all of the Performance Shares awarded to a Participant upon the occurrence of certain events, which may include a Change of Control, a Corporate Transaction, a recapitalization of the Company or an Affiliate, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, or the Participant’s death or Disability. The Agreement also may provide for a limitation on the value of an Award of Performance Shares that a Participant may receive.

12. Other Stock-Based Awards.  The Committee may from time to time grant Common Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

13. Corporate Transaction.

(a) In the event of a proposed Corporate Transaction, the Committee may, but shall not be obligated to:

(1) With respect to a Corporate Transaction that involves a merger or consolidation, make appropriate provision for the protection of the outstanding Awards by the substitution of options, stock appreciation rights, restricted stock, restricted stock units, Performance Shares or other stock-based awards and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the Parent of the Company or such surviving corporation, in lieu of such outstanding Awards;

(2) With respect to any Corporate Transaction, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Corporate Transaction, and provide written notice of such declaration to each holder of an Option or Stock Appreciation Right, that (i) each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Corporate Transaction in exchange for payment to each holder of an Option or Stock Appreciation Right, promptly after the Corporate Transaction, of cash (or, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, solely or in such combination as the Committee shall determine, that the holders of Options and Stock Appreciation Rights would have received as a result of the Corporate Transaction if such holders had exercised the Options and Stock Appreciation Rights immediately prior to the Corporate Transaction) equal to, for each Share covered by a canceled Option or Stock Appreciation Right, the amount, if any, by which the fair market value (as defined in this Section 13(a)(2)) per Share exceeds the exercise price per Share covered by such Option or Stock Appreciation Right, and (ii) at the time of the declaration, each Option and Stock Appreciation Right shall immediately become exercisable in full and each holder of an Option or Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option or Stock Appreciation Right as to all or any part of the Shares covered thereby in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 13(a)(2), each outstanding Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction, as provided in the declaration. For purposes of Section 13(a) only, “fair market value” per Share means the fair market value, as determined in good faith by the Committee, of the consideration to be received per Share by the shareholders of the Company upon the occurrence of the Corporate Transaction, notwithstanding anything to the contrary provided in this Agreement;

(3) With respect to any Corporate Transaction, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Corporate Transaction, and provide written notice of such declaration to each holder of an Option or Stock Appreciation Right, that (i) each outstanding Option and Stock Appreciation Right then exercisable, or that becomes exercisable pursuant to the terms of the Agreement related to such Option or Stock Appreciation Right prior to the occurrence of such Corporate Transaction, shall be canceled at the time of, or immediately prior to the occurrence of, the Corporate Transaction in exchange for payment to each holder of an Option or Stock Appreciation Right, promptly after the Corporate Transaction, of cash (or, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, solely or in such combination as the Committee shall determine, that the holders of Options and Stock Appreciation Rights would have received as a result of the Corporate Transaction if such holders had exercised the Options and Stock Appreciation Rights immediately prior to the Corporate Transaction) equal to, for each Share covered by a canceled Option or Stock Appreciation Right, the amount, if any, by which the fair market value per Share exceeds the exercise price per Share covered by such Option or Stock Appreciation Right, and (ii) each outstanding Option and Stock Appreciation Right that does not become exercisable prior to the occurrence of such Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction without payment or any other consideration. In the event of a declaration pursuant to this Section 13(a)(3), each outstanding Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction, as provided in the declaration;

(4) With respect to any Corporate Transaction, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Corporate Transaction, and provide written notice of such declaration to each holder of an Option or Stock Appreciation Right, that each outstanding Option and Stock Appreciation Right shall be canceled at the time of, or immediately prior to the occurrence of, the Corporate Transaction without payment or any other consideration. In the event of a declaration pursuant to this Section 13(a)(4), each outstanding Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction, as provided in the declaration;

(5) With respect to any Corporate Transaction, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Corporate Transaction, and provide written notice of such declaration to each holder of an Option or Stock Appreciation Right, that (i) each outstanding Option and Stock Appreciation Right shall be canceled at the time of, or immediately prior to the occurrence of, the Corporate Transaction without payment or any other consideration, and (ii) at the time of the declaration, each Option and Stock Appreciation Right shall immediately become exercisable in full and each holder of an Option or Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option or Stock Appreciation Right as to all or any part of the Shares covered thereby in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 13(a)(5), each outstanding Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction, as provided in the declaration;

(6) Provide, upon the occurrence of the Corporate Transaction, for the vesting and corresponding waiver of forfeiture conditions and other restrictions on Restricted Stock Awards, Restricted Stock Unit Awards or Performance Share Awards that are outstanding as of the occurrence of the Corporate Transaction, and provide for notice thereof to the holders of such Awards; or

(7) Provide that, upon the occurrence of the Corporate Transaction, any portions of any Restricted Stock Awards, Restricted Stock Unit Awards or Performance Share Awards that are subject to vesting conditions, forfeiture conditions or other restrictions as of the occurrence of the Corporate Transaction shall be canceled without payment or any other consideration, and provide for notice thereof to the holders of such Awards.

(b) Notwithstanding the foregoing, no holder of an Award shall be entitled to the payment provided for in this Section 13 with respect to any portion of such Award as shall have expired or been forfeited prior to the occurrence of the applicable Corporate Transaction.

14. Plan Participation and Service Provider Status.  Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continuous service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s continuous service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

15. Tax Withholding.  The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes, and (ii) require a Participant or other person receiving Shares under the Plan to pay to the Company or any Affiliate a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact to the Company or any Affiliate) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

16. Effective Date, Duration, Amendment and Termination of the Plan.

(a) Effective Date.  The Plan shall become effective on the date it is approved by the requisite vote of the Company’s shareholders.

(b) Duration of the Plan.  The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 16(c), or the tenth anniversary of the date of shareholder approval of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.

(c) Amendment and Termination of the Plan.  Except as limited in Section 16(d) below, the Board may at any time and from time to time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval if the rules of the principal securities exchange on which the Shares are then listed or other applicable laws or regulations require shareholder approval of such amendment. No termination, suspension, or amendment of the Plan or any Agreement may materially and adversely affect any right acquired by any Participant (or Successor or Transferee) under an Award granted before the date of termination, suspension, or amendment, unless (i) otherwise agreed to by the Participant in the Agreement or otherwise, (ii) required as a matter of law or (iii) effectuated pursuant to Section 20(e) of this Plan. It will be conclusively presumed that any adjustment for changes in capitalization provided for in Sections 11(b) or 17, and any amendment to the Plan or any Agreement to avoid the imposition of any additional tax under Code Section 409A does not adversely affect these rights.

(d) No Option or SAR Repricing.  Except as provided in Section 17, no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, or be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option or Stock Appreciation Right, unless such action is approved by the Company’s shareholders.

17. Adjustment for Changes in Capitalization.  In the event of any equity restructuring (within the meaning of Statement of Financial Accounting Standards No. 123 (revised 2004), or as such standard is subsequently codified in the Financial Accounting Standards Board Accounting Standards Codificationtm, collectively referred to herein as “FAS 123R”) that causes the per share value of Shares to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards (including but not limited to the number and kind of Shares to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Options to violate Code Section 422(b) or any successor provision; provided further, that no such adjustment shall be authorized under this Section to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Code Section 409A. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FAS 123R, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.

18. Dividend Equivalents.  An Award (other than an Option or SAR) that does not involve the issuance of Shares concurrently with the grant of the Award may, if so determined by the Committee, provide the Participant with the right to receive dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares are earned, vested or acquired), which payments may be either made currently, credited to an account for the Participant, or deemed to have been reinvested in additional Shares which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. Dividend equivalent amounts credited to an account for the Participant may be settled in cash or Shares or a combination of both, as determined by the Committee, and shall be subject to the same vesting and performance conditions as the underlying Award.

19. Performance-Based Compensation.

(a) Designation of Awards.  If the Committee determines at the time an Award is granted to a Participant who is then an executive officer of the Company that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 19 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b) Performance Measures.  If an Award is subject to this Section 19, then the lapsing of restrictions thereon and the distribution of Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more of the Performance Measures specified in the definition of that term in this Plan. When establishing Performance Measures for a Performance Period, the Committee may exclude amounts or charges relating to an event or occurrence that the Committee determines, consistent with the requirements of Code Section 162(m), should appropriately be excluded. The Committee may also adjust Performance Measures for a Performance Period to the extent permitted by Code Section 162(m) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee will determine the amount of Shares to be issued in connection with an Award subject to this Section 19 consistent with the requirements of Code Section 162(m), and may adjust downward, but not upward, the number of Shares determined to be otherwise issuable in connection with such an Award.

(c) Limitations.  Subject to adjustment as provided in Section 17, no Participant may be granted Performance-Based Compensation in any calendar year with respect to more than 200,000 Shares.

20. Other Provisions.

(a) Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between on one hand the Company and/or its Affiliates, and on the other hand a Participant or Successor or Transferee. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b) Limits of Liability.

(1) Any liability of the Company to any Participant or Successor or Transferee with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(2) Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c) Compliance with Applicable Legal Requirements.  No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state securities laws, the Securities Act, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

(d) Other Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e) Requirements of Law.

(1) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(2) If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(3) It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 20(e)(3), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(4) It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered in accordance with this intent. For Awards subject to Code Section 409A, the following provisions shall apply:

(A) Separation from Service.  If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other Service, then notwithstanding any other provision of this Plan, a termination of employment or other Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service,” as such term is defined for purposes of Code Section 409A.

(B) Timing of Payment to a Specified Employee.  If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee,” as such term is defined for purposes of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the “specified employees” for all deferred compensation plans subject to Code Section 409A; otherwise, “specified employees” will be identified using the default standards contained in the regulations under Code Section 409A.

Appendix B

SURMODICS, INC.

1999 EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated November 30, 2009)

ARTICLE I — ESTABLISHMENT OF PLAN

1.01 Adoption by Board of Directors.  By action of the Board of Directors of SurModics, Inc. (the “Corporation”) on November 15, 1999, the Corporation adopted an employee stock purchase plan (the “Original Plan”) pursuant to which eligible employees of the Corporation and certain of its subsidiaries may be offered the opportunity to purchase shares of Stock of the Corporation. The terms and conditions of this employee stock purchase plan, as amended from time to time as provided herein, are set forth in this plan document. The shareholders of the Corporation approved the Original Plan on January 24, 2000. The Corporation intends that the Original Plan, and as it may be amended and modified from time, shall qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time, (the “Code”) and shall be construed in a manner consistent with the requirements of Code Section 423 and the regulations thereunder.

1.02 Amendment of the Plan.  On November 30, 2009, the Board of Directors of the Corporation adopted an amendment and restatement of the Original Plan pursuant to which, among other things, the number of shares reserved for issuance upon the exercise of options granted under the Original Plan was increased. Within twelve (12) months of the Board’s adoption of the amendment and restatement, the Plan as amended and restated shall be subject to approval by the shareholders of the Corporation in the manner provided under Code Section 423 and the regulations thereunder. In the event the shareholders fail to approve the amendment and restatement of the Plan within twelve (12) months after its adoption by the Board, the amendment and restatement of the Plan shall not become effective and shall have no force and effect, and the Original Plan shall continue in effect in the same form as it existed prior to its amendment and restatement. To the extent that options under the Plan had been granted with respect to shares of Stock added to the Plan as a result of the Board’s adoption of the amendment and restatement, if the shareholders do not approve such amendment and restatement, the Corporation shall cancel all such outstanding options and return all related payroll deductions to the affected Participants without interest. No shares of stock shall be issued to any Participant with respect to any such options unless and until the shareholders approve the Plan within such twelve-month period.

ARTICLE II — PURPOSE

2.01 Purpose.  The primary purpose of the Plan is to provide an opportunity for Eligible Employees of the Corporation to become shareholders of the Corporation, thereby providing them with an incentive to remain in the Corporation’s employ, to improve operations, to increase profits and to contribute more significantly to the Corporation’s success.

ARTICLE III — DEFINITIONS

3.01 “Administrator” means the Board of Directors or such Committee appointed by the Board of Directors to administer the Plan. The Board or the Committee may, in its sole discretion, authorize the officers of the Corporation to carry out the day-to-day operation of the Plan. In its sole discretion, the Board may take such actions as may be taken by the Administrator, in addition to those powers expressly reserved to the Board under this Plan.

3.02 “Board of Directors” or “Board” means the Board of Directors of SurModics, Inc.

3.03 “Compensation” means the Participant’s base compensation, excluding commissions, overtime and all bonuses.

3.04 “Corporation” means SurModics, Inc., a Minnesota corporation.

3.05 “Eligible Employee” means any employee who, as determined on or immediately prior to an Enrollment Period, is a United States full-time or part-time employee of the Corporation or one of its Subsidiaries and is customarily employed for twenty (20) hours or more per week.

3.06 “Enrollment Period” means the period determined by the Administrator for purposes of accepting elections to participate during a Phase from Eligible Employees.

3.07 “Fiscal Year” means the fiscal year of the Corporation, which is the twelve-month period beginning October 1 each year and ending September 30 the following year.

3.08 “Participant” means an Eligible Employee who has been granted an option and is participating during a Phase through payroll deductions, but shall exclude those employees subject to the limitations described in Section 9.03 below.

3.09 “Phase” means the period beginning on the date that an option is granted under the Plan, otherwise referred to as the commencement date of the Phase, and ending on the date that the option is exercised, otherwise referred to as the termination date of the Phase.

3.10 “Plan” means the SurModics, Inc. 1999 Employee Stock Purchase Plan, as amended and restated.

3.11 “Stock” means the voting common stock of the Corporation.

3.12 “Subsidiary” means any corporation defined as a subsidiary of the Corporation in Code Section 424(f) as of the effective date of the Plan, and such other corporations that qualify as subsidiaries of the Corporation under Code Section 424(f) as the Board approves to participate in this Plan from time to time.

ARTICLE IV — ADMINISTRATION

4.01 Administration.  Except for those matters expressly reserved to the Board pursuant to any provisions of the Plan, the Administrator shall have full responsibility for administration of the Plan, which responsibility shall include, but shall not be limited to, the following:

(a) The Administrator shall, subject to the provisions of the Plan, establish, adopt and revise such rules and procedures for administering the Plan, and shall make all other determinations as it may deem necessary or advisable for the administration of the Plan;

(b) The Administrator shall, subject to the provisions of the Plan, determine all terms and conditions that shall apply to the grant and exercise of options under this Plan, including, but not limited to, the number of shares of Stock that may be granted, the date of grant, the exercise price and the manner of exercise of an option. The Administrator may, in its discretion, consider the recommendations of the management of the Corporation when determining such terms and conditions;

(c) The Administrator shall have the exclusive authority to interpret the provisions of the Plan, and each such interpretation or determination shall be conclusive and binding for all purposes and on all persons, including, but not limited to, the Corporation and its Subsidiaries, the shareholders of the Corporation and its Subsidiaries, the Administrator, the directors, officers and employees of the Corporation and its Subsidiaries, and the Participants and the respective successors-in-interest of all of the foregoing; and

(d) The Administrator shall keep minutes of its meetings or other written records of its decisions regarding the Plan and shall, upon requests, provide copies to the Board.

ARTICLE V — PHASES OF THE PLAN

5.01 Phases.  The Plan shall be carried out in one or more Phases, the duration, commencement dates and termination dates of which shall be determined by the Administrator in its sole discretion. Unless the Administrator determines otherwise, each Phase shall be three (3) months in duration and shall commence on March 1, June 1, September 1 and December 1 of each calendar year during the term of the Plan, and terminate on the last day of May,

August, November and February, respectively. Unless the Administrator determines otherwise, no two Phases shall run concurrently.

Notwithstanding anything in the Plan to the contrary, the Administrator may also, in its sole discretion, designate a special commencement date for a special Phase with respect to those individuals who first become Eligible Employees after the commencement date of an existing Phase in connection with a merger, purchase or similar transaction. Such special phase shall terminate on the termination date of such existing Phase.

5.02 Limitations.  The Administrator may, in its discretion, limit the number of shares available for option grants during any Phase as it deems appropriate. Without limiting the foregoing, in the event all of the shares of Stock reserved for the grant of options under Section 12.01 are issued pursuant to the terms hereof prior to the commencement of one or more Phases or the number of shares of Stock remaining is so small, in the opinion of the Administrator, as to render administration of any succeeding Phase impracticable, such Phase or Phases may be canceled or the number of shares of Stock limited as provided herein. In addition, if, based on the payroll deductions authorized by Participants at the beginning of a Phase, the Administrator determines that the number of shares of Stock which would be purchased at the end of that Phase exceeds the number of shares of Stock remaining reserved under Section 12.01 hereof for issuance under the Plan, or if the number of shares of Stock remaining available for purchase under the Plan is less than the number of shares Participants are entitled to purchase pursuant to option grants by the Administrator for such Phase, then the Administrator shall make a pro rata allocation of the shares of Stock remaining available in as nearly uniform and equitable a manner as the Administrator shall consider practicable as of the commencement date of the Phase or, if the Administrator so elects, as of the termination date of the Phase. In the event such allocation is made as of the commencement date of a Phase, the payroll deductions which otherwise would have been made on behalf of Participants shall be reduced accordingly.

ARTICLE VI — ELIGIBILITY

6.01 Eligibility.  Subject to the limitations described in Section 9.03, each employee who is an Eligible Employee on or immediately prior to the commencement of a Phase shall be eligible to participate in such Phase; provided, however, that the Administrator may, in its sole discretion, establish a special eligibility date for certain Eligible Employees who become eligible to participate in the Plan in connection with a merger, purchase or similar transaction pursuant to Section 5.01. If, in the discretion of the Administrator, any Phase commences on a date other than March 1, whether an employee is an Eligible Employee shall be determined on a date selected by the Administrator.

ARTICLE VII — PARTICIPATION

7.01 Participation.  Participation in the Plan is voluntary. An Eligible Employee who desires to participate in any Phase of the Plan must complete the Plan enrollment form provided by the Administrator and deliver such form to the Administrator or its designated representative during the Enrollment Period established by the Administrator prior to the commencement date of the Phase.

7.02 Subsequent Phases.  An Eligible Employee who elects to participate in a Phase shall be deemed to have elected to participate in each subsequent Phase unless such Participant elects to discontinue payroll deductions during a Phase or exercises his or her right to withdraw amounts previously withheld, as provided under Article X hereof. In such event, such Participant must complete a change of election form or a new Plan enrollment form and file such form with the Administrator during the Enrollment Period prior to the next Phase with respect to which the Eligible Employee wishes to participate.

ARTICLE VIII — PAYMENT: PAYROLL DEDUCTIONS

8.01 Enrollment.  Each Eligible Employee electing to participate shall indicate such election on the Plan enrollment form and designate therein a percentage of such Participant’s Compensation to be deducted during each pay period during the Phase and credited to such Employee’s bookkeeping account under the Plan in accordance with Section 13.01. Subject to the Participant’s right to discontinue payroll deductions as provided in Section 10.02, the Administrator’s authority to limit payroll deductions as provided in Section 5.02, and the limitations contained in Section 9.03(a), such percentage shall be at least one percent (1%) but not more than ten percent (10%) of such Participant’s Compensation to be paid during such Phase, or such other maximum percentage as the Administrator may establish from time to time. In order to be effective, such Plan enrollment form must be properly completed and received by the Administrator by the due date indicated on such form, or by such other date established by the Administrator.

8.02 Payroll Deductions.  Payroll deductions for a Participant shall commence with the paycheck issued immediately after the commencement date of the Phase and shall terminate with the paycheck issued immediately prior to the termination date of that Phase, unless the Participant elects to discontinue payroll deductions or exercises his or her right to withdraw all accumulated payroll deductions previously withheld during the Phase as provided in Article X hereof. The authorized payroll deductions shall be made from the paychecks issued during such Phase by deducting from the Participant’s Compensation covered by each such paycheck that percentage specified by the Participant in the applicable Plan enrollment or deduction change form.

Unless the Participant elected to discontinue payroll deductions or exercised his or her right to withdraw all accumulated payroll deductions previously withheld during the preceding Phase (in which event the Participant must complete a change of election form or a new Plan enrollment form, as the case may be, to continue participation for any subsequent Phase), the Corporation shall continue to withhold from such Participant’s Compensation the same designated percentage specified by the Participant in the most recent Plan enrollment or deduction change form previously completed by the Participant for all subsequent Phases.

8.03 Change in Compensation During a Phase.  In the event that the Participant’s Compensation is increased or decreased during a Phase for any reason so that the amount actually withheld on behalf of the Participant as of the termination date of the Phase is different from the amount anticipated to be withheld as determined on the commencement date of the Phase, then the extent to which the Participant may exercise his or her option shall be based on the amounts actually withheld on his or her behalf, subject to the limitations in Article IX. In the event of a change in the pay period of any Participant, such as from biweekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to insure the deduction of the proper amount authorized by the Participant.

8.04 Decreases During a Phase.  In addition to the right to discontinue or withdraw payroll deductions during a Phase as provided in Article X, a Participant may decrease the percentage of Compensation designated to be deducted as payroll deductions during a Phase (but not below 1%) by completing and filing such deduction change forms as the Administrator may require. Such decrease shall be effective with the next payroll period beginning after the date that the Administrator receives such forms and shall apply to all remaining Compensation paid during the Phase, as well as to Compensation paid during subsequent Phases. The Participant may exercise the right to decrease his or her payroll deductions only once during each Phase.

ARTICLE IX — OPTIONS

9.01 Grant of Option.  Subject to Article X, a Participant who has elected to participate in the manner described in Article VIII and who is employed by the Corporation or a Subsidiary as of the commencement date of a Phase shall be granted an option as of such date to purchase that number of whole shares of Stock determined by dividing the total amount credited to the Participant’s account as of the termination of that Phase by the option price per share set forth in Section 9.02(a) below. The option price per share for such Stock shall be determined under Section 9.02 hereof, and the number of shares exercisable shall be determined under Section 9.03 hereof.

9.02 Option Price.  Subject to the limitations hereinbelow, the option price for such Stock shall be the lower of the amounts determined under paragraphs (a) and (b) below:

(a) Eighty-five percent (85%) of the average closing price for a share of the Corporation’s Stock as reported on The NASDAQ Global Select Market or such other established securities exchange on which the Stock then trades over the five (5) trading days immediately preceding the commencement date of the Phase; or

(b) Eighty-five percent (85%) of the average closing price for a share of the Corporation’s Stock as reported on The NASDAQ Global Select Market or such other established securities exchange on which the Stock then trades over the five (5) trading days immediately preceding the termination date of the Phase.

If the Corporation’s Stock is not listed on The NASDAQ Global Select Market or another established securities exchange, then the option price shall equal the lesser of (i) eighty-five percent (85%) of the fair market value of a share of the Corporation’s Stock as of the commencement date of the Phase; or (ii) eighty-five percent (85%) of the fair market value of such stock as of the termination date of the Phase. Such “fair market value” shall be determined by the Board.

9.03 Limitations.  No employee shall be granted an option hereunder:

(a) Which permits his or her rights to purchase Stock under all employee stock purchase plans of the Corporation and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time;

(b) If such employee would own and/or hold, immediately after the grant of the option, Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Subsidiary. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code and the regulations thereunder shall apply.

(c) Which, if exercised, would cause the limits established by the Administrator under Section 5.02 to be exceeded.

9.04 Exercise of Option.  Subject to a Participant’s right to withdraw in the manner provided in Section 10.01, a Participant’s option for the purchase of shares of Stock will be exercised automatically on the termination date of that Phase. However, in no event shall a Participant be allowed to exercise an option for more shares of Stock than can be purchased with the payroll deductions accumulated by the Participant in his or her bookkeeping account as of the end of such Phase.

9.05 Delivery of Shares.  As promptly as practicable after the termination of any Phase, the Corporation’s transfer agent or other authorized representative shall deliver to each Participant herein certificates for that number of whole shares of Stock purchased upon the exercise of the Participant’s option. The Corporation may, in its sole discretion, arrange with the Corporation’s transfer agent or other authorized representative to establish, at the direction of the Participant, individual securities accounts to which will be credited that number of whole shares of Stock that are purchased upon such exercise, such securities account to be subject to such terms and conditions as may be imposed by the transfer agent or authorized representative.

The shares of the Corporation’s common stock to be delivered to a Participant pursuant to the exercise of an option under Section 9.04 of the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Administrator prior to the termination date of the Phase, in the names of the Participant and one other person the Participant may designate as his joint tenant with rights of survivorship, to the extent permitted by law.

Any accumulated payroll deductions remaining after the exercise of the Participant’s option shall be returned to the Participant, without interest, on the first paycheck issued for the payroll period which begins on or immediately after the commencement date of next Phase; provided, however, that the Corporation may, under rules of uniform application, retain such remaining amount in the Participant’s bookkeeping account and apply it toward the purchase of shares of Stock in the next succeeding Phase, unless the Participant requests a withdrawal of such amount pursuant to Section 10.01.

ARTICLE X — WITHDRAWAL OR
DISCONTINUATION OF PAYROLL WITHHOLDINGS

10.01 Withdrawal.  Once during the Phase, a Participant may request a withdrawal of all accumulated payroll deductions then credited to the Participant’s bookkeeping account by completing a change of election form and filing such form with the Administrator. The Participant’s request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives the Participant’s properly completed change of election form. As soon as administratively feasible after such payroll period, all payroll deductions credited to a bookkeeping account for the Participant will be paid to such Participant, with interest at the Federal Discount Rate as quoted in the Wall Street Journal as of the commencement date of the Phase, compounded monthly, from the commencement date of the Phase through the date of payment. No further payroll deductions will be made during that Phase or any future Phase unless the Participant completes a new Plan enrollment form as provided in Section 8.02 above. If the Participant requests a withdrawal, the option granted to the Participant under that Phase of the Plan shall immediately lapse and shall not be exercisable. Partial withdrawals of payroll deductions are not permitted.

Notwithstanding the foregoing, in order to be effective for a particular Phase, the Participant’s request for withdrawal must be properly completed and received by the Administrator on or before the date immediately preceding the termination date of the Phase established by the Administrator. Requests for withdrawal that are received after that due date shall not be effective and no withdrawal shall be made, unless otherwise determined by the Administrator.

10.02 Discontinuation.  At any time during the Phase, a Participant may also request that the Administrator discontinue any further payroll deductions that would otherwise be made during the remainder of the Phase by completing a change of election form and filing such form with the Administrator on or before the date immediately preceding the termination date of the Phase established by the Administrator. The Participant’s request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives the Participant’s properly completed change of election form. Upon the effective date of the Participant’s request, the Corporation will discontinue making payroll deductions for such Participant for that Phase, and all future Phases, unless the Participant completes another change of election form as provided above. Amounts credited to the Participant’s bookkeeping account prior to the effective date of the request to discontinue deductions shall be used to purchase additional shares of Stock upon termination of the current Phase in accordance with the terms of the Plan.

ARTICLE XI — TERMINATION OF EMPLOYMENT

11.01 Termination.  If, on or before the termination date of any Phase, a Participant’s employment terminates with the Corporation for any reason, voluntarily or involuntarily, including by reason of retirement or death, the payroll deductions credited to such Participant’s bookkeeping account for such Phase, if any, will be returned to the Participant, without interest, and any options granted to such Participant under the Plan shall immediately lapse and shall not be exercisable. The return of such payroll deductions shall be made to the Participant as soon as administratively practicable following the Participant’s termination of employment. In the event that such termination occurs near the end of a Phase and the Corporation is unable to discontinue payroll deductions for such Participant for his or her final paycheck(s), such deductions shall still be made but shall be returned to the Participant as provided herein. In no event shall the accumulated payroll deductions be used to purchase any shares of Stock.

If the option lapses as a result of the Participant’s death, any accumulated payroll deductions credited to the Participant’s bookkeeping account will be paid to the Participant’s estate, without interest. In the event a Participant dies after exercise of the Participant’s option but prior to delivery of the Stock to be transferred pursuant to the exercise of the option under Section 9.04 above, any such Stock and/or accumulated payroll deductions remaining after such exercise shall be paid by the Corporation to the Participant’s estate.

The Corporation will not be responsible for or be required to give effect to the disposition of any cash or Stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provisions of any law concerning intestacy, or otherwise. No person shall, prior to the death of a Participant, acquire any interest in any Stock, in any option or in the cash credited to the Participant’s bookkeeping account during any Phase of the Plan.

11.02 Subsidiaries.  In the event that any Subsidiary ceases to be a Subsidiary of the Corporation, the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Section 11.01 hereof as of the date the Subsidiary ceased to be a Subsidiary of the Corporation.

ARTICLE XII — STOCK RESERVED FOR OPTIONS

12.01 Shares Reserved.  Four Hundred Thousand (400,000) shares of Stock, which may be authorized but unissued shares of the Corporation (or the number and kind of securities to which said 400,000 shares may be adjusted in accordance with Section 14.01 hereof) are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

12.02 Rights as Shareholder.  The Participant shall have no rights as a shareholder with respect to any shares of Stock subject to the Participant’s option until the date of the issuance of a stock certificated evidencing such shares, or the electronic delivery of such shares to the account of the Participant, in each case as provided in Section 9.05. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares of Stock are actually issued, except as otherwise provided in Section 14.01 hereof.

ARTICLE XIII — ACCOUNTING AND USE OF FUNDS

13.01 Bookkeeping Account.  Payroll deductions for Participants shall be credited to bookkeeping accounts, established by the Corporation for each such Participant under the Plan. A Participant may not make any cash payments into such account. Such account shall be solely for bookkeeping purposes and shall not require the Corporation to establish any separate fund or trust hereunder. All funds from payroll deductions received or held by the Corporation under the Plan may be used, without limitation, for any corporate purpose by the Corporation, which shall not be obligated to segregate such funds from its other funds. Except as otherwise provided in Section 10.01, Participants shall not be entitled to interest on the amounts credited to such bookkeeping accounts.

ARTICLE XIV — ADJUSTMENT PROVISION

14.01 General.  Subject to any required action by the shareholders of the Corporation, in the event of an increase or decrease in the number of outstanding shares of Stock or in the event the Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or another corporation by reason of a reorganization, merger, consolidation, divestiture (including a spin-off), liquidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Corporation, the Board (or, if the Corporation is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in its sole discretion, shall adjust the number and kind of securities subject to and reserved under the Plan and, to prevent the dilution or enlargement of rights of those Participants to whom options have been granted, shall adjust the number and kind of securities subject to such outstanding options and, where applicable, the exercise price per share for such securities.

In the event of sale by the Corporation of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, divestiture (including a spin-off), liquidation, reclassification or extraordinary dividend (collectively referred to as a “transaction”), after which the Corporation is not the surviving corporation, the Board may, in its sole discretion, at the time of adoption of the plan for such transaction, provide for one or more of the following:

(a) The acceleration of the exercisability of outstanding options granted at the commencement of the Phase then in effect, to the extent of the accumulated payroll deductions made as of the date of such acceleration pursuant to Article VIII hereof;

(b) The complete termination of this Plan and a refund of amounts credited to the Participants’ bookkeeping accounts hereunder; or

(c) The continuance of the Plan only with respect to completion of the then current Phase and the exercise of options thereunder. In the event of such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Corporation by reason of such transaction.

In the event of a transaction where the Corporation survives, then the Plan shall continue in effect, unless the Board takes one or more of the actions set forth above. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE XV — NONTRANSFERABILITY OF OPTIONS

15.01 Nontransferability.  Options granted under any Phase of the Plan shall not be transferable and shall be exercisable only by the Participant during the Participant’s lifetime.

15.02 Nonalienation.  Neither payroll deductions granted to a Participant’s account, nor any rights with regard to the exercise of an option or to receive Stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Corporation may, at its option, treat such act as an election to withdraw in accordance with Section 10.01.

ARTICLE XVI — AMENDMENT AND TERMINATION

16.01 General.  The Plan may be terminated or suspended at any time by the Board of Directors, provided that, except as permitted in Sections 5.02 and 14.01 hereof, no such termination or suspension shall take effect with respect to any options then outstanding. No options may be granted during any suspension of the Plan or after its termination. The Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Corporation or as may be necessary to comply with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations; provided, however, no such amendment shall, without the consent of a Participant, materially adversely affect or impair the right of a Participant with respect to any outstanding option; and provided, further, that no such amendment shall:

(a) increase the total number of shares for which options may be granted under the Plan (except as provided in Section 14.01 herein);

(b) change the definition of employees or the class of employees eligible to participate in the Plan; or

(c) materially increase the benefits accruing to Participants under the Plan;

without the approval of the Corporation’s shareholders, if such approval is required for compliance with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations.

ARTICLE XVII — NOTICES

17.01 General.  All notices, forms, elections or other communications in connection with the Plan or any Phase thereof shall be in such form as specified by the Corporation or the Administrator from time to time, and shall be deemed to have been duly given when received by the Participant or his or her personal representative or by the Corporation or its designated representative, as the case may be.

SURMODICS, INC. 9924 WEST 74TH STREET EDEN PRAIRIE, MN 55344-3523

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M18679-P87296	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SURMODICS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		☐	☐	☐
Vote on Directors
1.	Election of Directors

Nominees:

01) John W. Benson 02) Mary K. Brainerd 03) Gerald B. Fischer

Vote on proposals

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2.	To set the number of directors at nine (9).	☐	☐	☐

3.	To ratify the appointment of Deloitte & Touche LLP as SurModics' independent registered public accounting firm for fiscal year 2010.	☐	☐	☐

4.	To approve the SurModics, Inc. 2009 Equity Incentive Plan.	☐	☐	☐

5.	To approve certain amendments to the SurModics, Inc. 1999 Employee Stock Purchase Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, 10K and Shareholder Letter are available at www.proxyvote.com.

M18680-P87296
SURMODICS, INC.
Annual Meeting of Shareholders February 8, 2010 4:00 PM
This proxy is solicited by the Board of Directors
     The shareholder(s) hereby appoint(s) Bruce J Barclay and Philip D. Ankeny, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SURMODICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholders to be held at 4:00 PM, CST on February 8, 2010, at the offices of Faegre & Benson at 90 South Seventh Street, Floor 21 in Minneapolis, Minnesota, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.
Continued and to be signed on reverse side